                                                                    EXHIBIT 4.25

                              FINANCING AGREEMENT

                         Dated as of September 6, 2002

                                  by and among

                              CLEAN HARBORS, INC.,

                 CERTAIN OF ITS SUBSIDIARIES SIGNATORY HERETO,
                                 as Borrowers,

                 CERTAIN OF ITS SUBSIDIARIES SIGNATORY HERETO,
                                 as Guarantors,

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders

                                      and

                              ABLECO FINANCE LLC,
                                    as Agent

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
ARTICLE I DEFINITIONS; CERTAIN TERMS .........................................................     1
    Section 1.01    Definitions ..............................................................     1
    Section 1.02    Terms Generally ..........................................................    24
    Section 1.03    Accounting and Other Terms ...............................................    25
    Section 1.04    Time References ..........................................................    25

ARTICLE II THE LOANS .........................................................................    25
    Section 2.01    Commitments ..............................................................    25
    Section 2.02    Making the Loans .........................................................    27
    Section 2.03    Repayment of Loans; Evidence of Debt .....................................    27
    Section 2.04    Interest .................................................................    28
    Section 2.05    Term Loan Commitments; Prepayment of Loans ...............................    29
    Section 2.06    Fees .....................................................................    31
    Section 2.07    Securitization ...........................................................    31
    Section 2.08    Taxes ....................................................................    31
    Section 2.09    LIBOR Not Determinable; Illegality or Impropriety ........................    33
    Section 2.10    Indemnity ................................................................    34
    Section 2.11    Continuation and Conversion of Loans .....................................    34

ARTICLE III [RESERVED] .......................................................................    35

ARTICLE IV FEES, PAYMENTS AND OTHER COMPENSATION .............................................    35
    Section 4.01    Audit and Collateral Monitoring Fees .....................................    35
    Section 4.02    Payments; Computations and Statements                                         35
    Section 4.03    Sharing of Payments, Etc .................................................    36
    Section 4.04    Apportionment of Payments ................................................    36
    Section 4.05    Increased Costs and Reduced Return .......................................    37
    Section 4.06    Joint and Several Liability of the Borrowers .............................    38

ARTICLE V CONDITIONS TO LOANS ................................................................    39
    Section 5.01    Conditions Precedent to Effectiveness ....................................    39
    Section 5.02    Conditions Precedent to All Loans ........................................    45
    Section 5.03    Conditions Subsequent to All Loans .......................................    46

ARTICLE VI REPRESENTATIONS AND WARRANTIES ....................................................    47
    Section 6.01    Representations and Warranties ...........................................    47

ARTICLE VII COVENANTS OF THE LOAN PARTIES ....................................................    59
    Section 7.01    Affirmative Covenants ....................................................    59
    Section 7.02    Negative Covenants .......................................................    69
    Section 7.03    Financial Covenants ......................................................    75

ARTICLE VIII MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND OTHER COLLATERAL ...    77
    Section 8.01    Management of Collateral .................................................    77
    Section 8.02    Accounts Receivable Documentation ........................................    78

     Section 8.03   Status of Accounts Receivable and Other Collateral ..............   78
     Section 8.04   Collateral Custodian ............................................   79

ARTICLE IX EVENTS OF DEFAULT ........................................................   79
     Section 9.01   Events of Default ...............................................   79

ARTICLE X AGENT .....................................................................   83
     Section 10.01  Appointment .....................................................   83
     Section 10.02  Nature of Duties ................................................   84
     Section 10.03  Rights, Exculpation, Etc ........................................   84
     Section 10.04  Reliance ........................................................   85
     Section 10.05  Indemnification .................................................   85
     Section 10.06  Agent Individually ..............................................   86
     Section 10.07  Successor Agent .................................................   86
     Section 10.08  Collateral Matters ..............................................   86
     Section 10.09  Agency for Perfection ...........................................   88

ARTICLE XI GUARANTY .................................................................   88
     Section 11.01  Guaranty ........................................................   88
     Section 11.02  Guaranty Absolute ...............................................   88
     Section 11.03  Waiver ..........................................................   89
     Section 11.04  Continuing Guaranty; Assignments ................................   89
     Section 11.05  Subrogation .....................................................   89
     Section 11.06  Judgment Currency ...............................................   90

ARTICLE XII MISCELLANEOUS ...........................................................   91
     Section 12.01  Notices, Etc ....................................................   91
     Section 12.02  Amendments, Etc .................................................   92
     Section 12.03  No Waiver; Remedies, Etc ........................................   92
     Section 12.04  Expenses; Taxes; Attorneys' Fees ................................   92
     Section 12.05  Right of Set-off ................................................   93
     Section 12.06  Severability ....................................................   94
     Section 12.07  Assignments and Participations ..................................   94
     Section 12.08  Counterparts ....................................................   96
     Section 12.09  GOVERNING LAW ...................................................   97
     Section 12.10  CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE ...........   97
     Section 12.11  WAIVER OF JURY TRIAL, ETC .......................................   97
     Section 12.12  Consent by the Agent and Lenders ................................   98
     Section 12.13  No Party Deemed Drafter .........................................   98
     Section 12.14  Reinstatement; Certain Payments .................................   98
     Section 12.15  Indemnification .................................................   98
     Section 12.16  Agent for Borrowers .............................................   99
     Section 12.17  Records .........................................................  100
     Section 12.18  Binding Effect ..................................................  100
     Section 12.19  Interest ........................................................  100
     Section 12.20  Confidentiality .................................................  101
     Section 12.21  Integration .....................................................  102

TABLE OF CONTENTS ...................................................................    i

                              SCHEDULE AND EXHIBITS

Schedule 1.01(A)        Lenders and Lenders' Commitments
Schedule 1.01(B)        Facilities
Schedule 1.01(C)        Canadian Security Agreements
Schedule 1.01(D)        Inactive Subsidiaries
Schedule 1.01(E)        Closing Costs
Schedule 5.01(d)(xxiv)  CK Rolling Stock
Schedule 5.03(a)        SK Rolling Stock
Schedule 5.03(b)        Post-Closing Real Estate Obligations
Schedule 5.03(e)        Canadian Secured Creditor Waivers
Schedule 6.01(e)        Subsidiaries
Schedule 6.01(f)        Litigation; Commercial Tort Claims
Schedule 6.01(i)        ERISA
Schedule 6.01(o)        Real Property
Schedule 6.01(r)        Environmental Matters; Permits
Schedule 6.01(s)        Insurance
Schedule 6.01(v)        Bank Accounts
Schedule 6.01(w)        Intellectual Property
Schedule 6.01(x)        Material Contracts
Schedule 6.01(dd) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN
Schedule 6.01(ee)       Tradenames
Schedule 6.01(ff)       Collateral Locations
Schedule 6.01(ii)       Assumed Liabilities
Schedule 7.02(a)        Existing Liens
Schedule 7.02(b)        Existing Indebtedness
Schedule 7.02(e)        Existing Investments
Schedule 7.02(k)        Limitations on Dividends and Other Payment Restrictions


Exhibit A       Form of Guaranty
Exhibit B       Form of Security Agreement
Exhibit C       Form of Pledge Agreement
Exhibit D       Form of Notice of Borrowing
Exhibit E       Form of Intercreditor Agreement
Exhibit F       Form of Opinion of Counsel
Exhibit G       Form of Joinder Agreement
Exhibit H       Form of Assignment and Acceptance
Exhibit I       Form of Contribution Agreement
Exhibit J       Form of Custody Agreement
Exhibit K       Form of Intercompany Subordination Agreement

                              FINANCING AGREEMENT

         Financing Agreement, dated as of September 6, 2002, by and among Clean Harbors, Inc., a Massachusetts corporation (the "Parent"), each subsidiary of the Parent listed as a "Borrower" on the signature pages hereto (together with the Parent, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (each a "Guarantor" and collectively, the "Guarantors"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders"), and Ableco Finance LLC, a Delaware limited liability company ("Ableco"), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

         The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of (a) a term loan A in the aggregate principal amount of $100,000,000 and (b) a term loan B in the aggregate principal amount of $35,000,000, provided that the principal amount of each term loan may be increased in accordance with the terms hereof. The proceeds of the term loans shall be used (i) to facilitate the Acquisition (as hereinafter defined), (ii) to refinance existing indebtedness of the Borrowers and pay the prepayment and defeasance costs in connection therewith, (iii) to provide cash collateral for letters of credit issued for the account of the Borrowers and the Guarantors,
(iv) for general working capital requirements and other general corporate purposes of the Borrowers and (v) to pay fees and expenses related to the Acquisition and this Agreement. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

         In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

         Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

         "Ableco" has the meaning specified therefor in the preamble hereto.

         "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

         "Account Receivable" means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

         "Acquisition" means the purchase by the Parent and certain of the Borrowers of the Acquisition Assets and the assumption by the Parent and certain of the Borrowers of certain of the liabilities relating thereto, pursuant to the Acquisition Agreement.

         "Acquisition Agreement" means the Acquisition Agreement, dated as of February 22, 2002, as amended as of March 8, April 30 and September 6, 2002, by and between Safety-Kleen Services, Inc. and the Parent, as in effect on the date hereof.

         "Acquisition Assets" means all of the property and assets (tangible and intangible) sold, assigned or otherwise transferred to, or assumed or otherwise acquired by, the Parent and certain of the Borrowers pursuant to the Sale Order and the Acquisition Agreement.

         "Acquisition Documents" means the Acquisition Agreement, each bill of sale, each assignment agreement, each assumption agreement and all other agreements, instruments and documents entered into or delivered in connection with the Acquisition.

         "Action" has the meaning specified therefor in Section 12.12.

         "Additional Lender" has the meaning specified therefor in Section 2.01(c)(i).

         "Adjusted Excess Availability" means the difference between (a) the sum of (i) Excess Availability (as defined in the Revolving Credit Agreement as in effect on the date hereof) of the Loan Parties under the Revolving Credit Agreement after giving effect to the making of the Loans hereunder and (ii) the aggregate amount of all unrestricted Cash and Cash Equivalents (exclusive of the aggregate amount of all cash pledged to the L/C Issuer) and (b) the sum of (i) the aggregate amount of the fees, costs, charges and expenses incurred by the Loan Parties in connection with the Acquisition and the financing transactions contemplated hereunder that are set forth in the flow of funds agreement dated as of the date hereof among the Loan Parties, the Agent, the Lenders, the Revolving Agent and the Revolving Lenders and (ii) $41,500,000 in respect of the cash needed to collateralize the letters of credit to be issued by the L/C Issuer on or before February 28, 2003.

         "Administrative Borrower" has the meaning specified therefor in Section 12.16.

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Agent or any Lender be considered an "Affiliate" of any Loan Party.

         "Agent" has the meaning specified therefor in the preamble hereto.

         "Agent Advances" has the meaning specified therefor in Section
10.08(a).

         "Agent's Account" means an account at a bank designated by the Agent from time to time as the account into which the Loan Parties shall make all payments to the Agent for the benefit of the Agent and the Lenders under this Agreement and the other Loan Documents.

         "Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

         "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit H hereto or such other form acceptable to the Agent.

         "Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, president or executive vice president of such Person.

         "Bank" means JPMorgan Chase Bank, its successors or any other bank designated by the Administrative Agent to the Administrative Borrower from time to time.

         "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss. 101, et seq.), as amended, and any successor statute.

         "Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

         "Borrower" has the meaning specified therefor in the preamble hereto.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, provided, that with respect to the borrowing, payment or continuation of, or determination of interest rate on LIBOR Loans, Business Day shall mean any Business Day on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

         "Canadian Loan Party" means each of Clean Harbors Canada, Inc., Clean Harbors Mercier, Inc., Clean Harbors Quebec, Inc., 510127 N.B. Inc., and each other Subsidiary of the Parent organized in Canada that is a Loan Party.

         "Canadian Mortgage" means each Mortgage made by a Loan Party with respect to a Facility located in Canada.

         "Canadian Security Agreements" means each of the agreements, documents and instruments set forth in Schedule 1.01(C).

         "Canadian Security Documents" means each Canadian Security Agreement and each Canadian Mortgage.

         "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

         "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender or any Person controlling any Lender or the manner in which any Lender or any Person controlling any Lender allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

         "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction (other than an operating lease of Rolling Stock) of a type commonly known as a "synthetic lease" (i.e. a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

         "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

         "Cash Collateral Control Agreement" means the deposit account control agreement, in form and substance satisfactory to the Agent, by and between the Agent and the L/C Issuer and acknowledged by the Loan Parties.

         "CH Facilities" has the meaning specified therefor in Section 6.01(r).

         "CH Rolling Stock " has the meaning specified therefor in Section 5.01(d)(xxiv).

         "Change of Control" means each occurrence of any of the following:

         (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, of beneficial ownership of more than 33% of the aggregate outstanding voting power of the Capital Stock of the Parent;

         (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason (other than death or cessation of legal capacity) to constitute a majority of the Board of Directors of the Parent;

         (c) any Loan Party shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each of its Subsidiaries (other than Inactive Subsidiaries) extant as of the Effective Date, free and clear of all Liens (other than any Liens granted hereunder and Permitted Liens) except pursuant to a transaction permitted under Section 7.02(c); or

         (d) (i) any Loan Party consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Parent, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) [other than a Permitted Holder] has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting Capital Stock of the Parent or (B) in the case of any such transaction involving a Loan Party other than the Parent, another Loan Party has beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity.

         "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

         "Commitment Increase" shall have the meaning specified therefor in
Section 2.01(c).

         "Commitments" means, with respect to each Lender, such Lender's Term Loan A Commitment and Term Loan B Commitment.

         "Consolidated Annualized EBITDA" means, as of any date of determination, the product of (i) the aggregate amount of Consolidated EBITDA for those fiscal quarters commencing on or after October 1, 2002 and ending on or prior to such date of determination, multiplied by (ii) a fraction, the numerator of which shall be the number 12 and the denominator of which shall equal the total number of calendar months that have elapsed since October 1, 2002.

         "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (i) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period, in each case to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation expense determined on a consolidated basis in accordance with GAAP, and (D) amortization expense determined on a consolidated basis in accordance with GAAP.

         "Consolidated Funded Indebtedness" means, with respect to any Person at any date, all Indebtedness of such Person, determined on a consolidated basis in accordance with GAAP, which is either an Obligation or by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of such Person to a date more than one year from such date, including, in any event, with respect to the Parent and its Subsidiaries, the Revolving Credit Indebtedness, but excluding, for the avoidance of doubt, all Contingent Obligations with respect to undrawn letters of credit, surety bonds and other performance bonds issued for the account of such Person to the extent such letters of credit, surety bonds and other performance bonds constitute Permitted Indebtedness.

         "Consolidated Net Income" means, with respect to any Person for any period, the net, after tax income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) effects of discontinued operations, (d) interest income and (e) extraordinary or non recurring costs otherwise included in the calculation of Consolidated Net Income that were incurred during 2002 in connection with the Acquisition and the related financing transactions.

         "Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (i) the sum of (A) interest income for such period, (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense) and (C) amortization of extraordinary or non recurring costs otherwise included in gross interest expense that were incurred during 2002 in connection with the Acquisition and the related financing transactions (but only to the extent such costs would be deducted in the determination of Consolidated Net Income without regard to the exclusion set forth in clause (e) of the definition of "Consolidated Net Income"), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and
(B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

         "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

         "Contribution Agreement" means the Contribution Agreement, dated as of the Effective Date, duly executed by each Loan Party, substantially in the form of Exhibit I.

         "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to the Agent, executed and delivered by the applicable Loan Party, the Agent, and the applicable securities intermediary with respect to a securities account or a bank with respect to a deposit account.

         "Custodian Agreement" means the Custodian Agreement, dated as of the Effective Date, duly executed by each Loan Party, the Rolling Stock Collateral Custodian and the Collateral Agent, substantially in the form of Exhibit J.

         "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

         "Deferred Facilities" has the meaning specified therefor in Section 5.01(d)(iii).

         "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

         "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

         "Early Termination Fee" means:

         (a)  with respect to the prepayment of the Term Loan A pursuant to
Section 2.05(b)(i), a fee equal to (i) the aggregate principal amount of the Term Loan A then outstanding, multiplied by (ii) (A) 2.0%, if the Term Loan A is prepaid at any time from the Effective Date until and including the first anniversary of the Effective Date, (B) 1.0%, if the Term Loan A is prepaid at any time after the first anniversary of the Effective Date until and including the second anniversary of the Effective Date, and (C) 0.5%, if the Term Loan A is prepaid at any time after the second anniversary of the Effective Date; and

         (b)  with respect to the prepayment of the Term Loan B pursuant to
Section 2.05(b)(ii), a fee equal to (i) the original aggregate principal amount of the Term Loan B, multiplied by (ii) (A) 3.0%, if the Term Loan B is prepaid at any time from the Effective Date until and including the third anniversary of the Effective Date, and (B) 1.5%, if the Term Loan B is prepaid at any time after the third anniversary of the Effective Date.

         "Effective Date" means the date, on or before September 10, 2002, on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived and the initial Loans are made.

         "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

         "Environmental Claims" means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, Person or any third party involving violations of Environmental Laws, Handling of Hazardous Materials or Releases of Hazardous Materials from or relating to
(i) any assets, Facilities, properties or businesses of any Loan Party or any predecessor in interest; (ii) the Acquisition Assets; (iii) from or onto any facilities receiving or Handling Hazardous Materials Handled by any Loan Party, its Subsidiaries or any predecessor in interest; or (iv) from adjoining properties or businesses.

         "Environmental Indemnity Agreement" means an Environmental Indemnity Agreement, in form and substance satisfactory to the Agent, made by a Loan Party and/or one of its Subsidiaries in favor of the Agent.

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., as amended; Toxic Substances Control Act ("TOSCA"), 15 U.S.C. 2601 et seq., as amended; Hazardous Materials Transportation Act, 49 U.S.C. 5101 et seq., as amended; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. 136-136y et seq., as amended; the Emergency Planning and Community Right-to-Know Act of 1986 (Title III of SARA or "EPCRA"); 42 U.S.C. 11001, et seq., as amended, and any other foreign, federal, state, local or municipal laws, statutes, regulations, guidance documents, rules having the force of law or ordinances imposing liability or establishing standards of conduct for Handling of Hazardous Materials and the protection of the health, safety and the environment.

         "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any Governmental Authority, Person or any third party which relate to the Acquisition Assets or any violations of

Environmental Laws, Handling of Hazardous Materials, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or a predecessor in interest, or (ii) any facility that received Hazardous Materials that were generated or Handled by any Loan Party or any of its Subsidiaries or a predecessor in interest.

         "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities.

         "Environmental Permits" means any permits, licenses, certificates, exemptions, authorizations, registrations or approvals required by any Governmental Authority or under Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

         "Event of Default" means any of the events set forth in Section 9.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Credit Facility" means the Amended and Restated Loan Agreement dated as of April 12, 2001 by and among the Parent and certain of the Parent's Subsidiaries, as borrowers, and Congress Financial Corporation (New England), as lender, as amended, modified and supplemented prior to the Effective Date.

         "Existing Lender" means the lender party to the Existing Credit
Facility.

         "Extraordinary Receipts" means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(i) or (ii) hereof), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), and (vi) indemnity payments.

         "Facility" means each parcel of real property listed on Schedule 1.01(B) hereto, including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, all whether now or hereafter existing.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Statements" means (i) the audited consolidated balance sheets of the Parent and its Subsidiaries as of December 31, 2001, and the related consolidated statements of operations, cash flows and stockholders' equity for the two Fiscal Years then ended, (ii) the audited consolidated balance sheets of the Chemical Services Division of Safety-Kleen Corp. (which consists primarily of the Sellers and the Canadian Subsidiaries of Safety-Kleen Services, Inc.) as of August 31, 1999, 2000 and 2001; and (iii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of June 30, 2002, and the related consolidated statements of operations, cash flows and stockholders' equity for the six months then ended.

         "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on December 31 of each year.

         "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (i) Consolidated EBITDA of such Person and its Subsidiaries for such period, to (ii) the sum of (A) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid (excluding any prepayment of the Loans) during such period (and in the case of Revolving Credit Indebtedness, to the extent there is an equivalent permanent reduction in the commitments thereunder), plus (B) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period, plus (C) income taxes paid or payable by such Person and its Subsidiaries during such period, plus (D) cash dividends or distributions paid by such Person and its Subsidiaries (other than, in the case of any Loan Party, dividends or distributions paid by such Loan Party to any other Loan Party) during such period, plus (E) Capital Expenditures made by such Person and its Subsidiaries during such period. In determining the Fixed Charge Coverage Ratio for a particular period (w) pro forma effect will be given to: (1) the incurrence, repayment or retirement of any Indebtedness by such Person and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and
(2) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by such Person and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (x) interest on Indebtedness bearing a floating interest rate will be computed as if the rate at the time of computation had been the applicable rate for the entire period; (y) if such Indebtedness bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate; and (z) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

         "Funding Fee" has the meaning specified therefor in Section 2.06(d).

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

         "Governmental Authority" means any nation or government, any foreign, federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guaranteed Obligations" has the meaning specified therefor in Section 11.01.

         "Guarantor" means (i) each Subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto, and (ii) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

         "Guaranty" means (i) the guaranty of each Guarantor party hereto contained in Article XI hereof, and (ii) each guaranty substantially in the form of Exhibit A, made by any other Guarantor in favor of the Agent for the benefit of the Lenders pursuant to Section 7.01(b) or otherwise.

         "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Materials.

         "Hazardous Material" shall include, without regard to amount and/or concentration (i) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical under Environmental Laws; (ii) any wastes regulated, defined, listed or otherwise classified by Environmental Laws, including but not limited to hazardous waste, agricultural wastes, biological waste, medical waste, biohazardous or infectious waste, special waste, recyclable materials, sludge, used oils, construction and demolition debris and solid waste; (iii) petroleum, petroleum-based or petroleum-derived products; (iv) polychlorinated biphenyls; (v) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (vi) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing Hazardous Materials.

         "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

         "Highest Lawful Rate" means, with respect to the Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to the Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

         "Inactive Subsidiaries" means the Subsidiaries of the Parent listed on
Schedule 1.01(D).

         "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates with respect to any Multiemployer Plan; and (xi) all obligations referred to in clauses (i) through (x) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

         "Indemnified Matters" has the meaning specified therefor in Section 12.15.

         "Indemnitees" has the meaning specified therefor in Section 12.15.

         "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "Intellectual Property" means all foreign and domestic (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including without limitation all extensions, modifications and renewals of same; (ii) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including without limitation divisions, continuations, continuations-in-part and renewal applications, and including without limitation renewals, extensions and reissues; (iii) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including without limitation rights to recover for past, present and future violations thereof.

         "Intercompany Subordination Agreement" means an Intercompany Subordination Agreement made by a Loan Party in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit K.

         "Intercreditor Agreement" means the Intercreditor and Lien Subordination Agreement, substantially in the form of Exhibit E, by and between the Agent and the Revolving Credit Agent and acknowledged by the Loan Parties.

         "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the borrowing date or the date of any continuation of such LIBOR Loan, as the case may be, and ending three months thereafter, provided that (i) each Interest Period shall begin on the first day of a month and end on the last day of a month, provided that the initial Interest Period shall commence on the Effective Date and end on the last day of the third month immediately succeeding the Effective Date, (ii) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (iii) no Interest Period for any LIBOR Loan shall end after the Term A Maturity Date, and
(iv) no more than one (1) Interest Period for the Borrowers may exist at any one time.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

         "Inventory" means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

         "Joinder Agreement" shall have the meaning specified therefor in
Section 2.01(c).

         "Judgment Currency" has the meaning specified therefor in Section
11.06.

         "L/C Issuer" means Fleet National Bank.

         "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

         "Lender" has the meaning specified therefor in the preamble hereto.

         "Liabilities" has the meaning specified therefor in Section 2.07.

         "LIBOR" means, with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate of interest quoted by the British Bankers' Association as set forth on Bloomberg page BBAM (or such other display page on the Bloomberg system as may replace display page BBAM), two Business Days prior to such Interest Period as the "London Interbank Offered Rate" applicable to three months. In the event that the Bloomberg system is not operative or is otherwise not accessible by the Agent or the "London Interbank Offered Rate" is no longer quoted therein, LIBOR shall be the rate determined by the Agent to be the rate at which deposits in Dollars are offered by the Reference Bank to first class banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its eurodollar loans are then being conducted at approximately 11:00 a.m. (New York City time), two Business Days prior to the beginning of such Interest Period, in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "LIBOR Rate" means, for each Interest Period for each LIBOR Loan, the rate per annum determined by the Agent (rounded upwards if necessary, to the next 1/16%) by dividing (a) LIBOR for such Interest Period by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         "LIBOR Loan" means a Term Loan A bearing interest based upon LIBOR.

         "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

         "Loan Account" means an account maintained hereunder by the Agent on its books of account at the Payment Office and, with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

         "Loan Document" means this Agreement, any Guaranty, any Security Agreement, any Pledge Agreement, any Control Agreement, any Mortgage, any Environmental Indemnity Agreement, the Canadian Security Documents, any UCC Filing Authorization Letter, the Contribution Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Cash Collateral Control Agreement, the Custodian Agreement and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

         "Loan Party" means any Borrower and any Guarantor.

         "Loans" means the Term Loan A and the Term Loan B made by the Lenders to the Borrowers pursuant to Article II hereof.

         "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of any Loan Party or the Loan Parties taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the

Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Agent for the benefit of the Lenders on any of the Collateral.

         "Material Contract" means, with respect to any Person, (i) each Acquisition Document, (ii) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $2,000,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (iii) each other contract or agreement material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Mortgage" means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt, in recordable form and otherwise in form and substance satisfactory to the Agent, made by a Loan Party in favor of the Agent for the benefit of the Lenders, securing the Obligations and delivered to the Agent pursuant to Section 5.01(d), Section 7.01(b), Section 7.01(o) or otherwise.

         "Motor Vehicle Laws" shall mean all Federal (including, the federal government of Canada), state, provincial and local laws, regulations, rules and judicial or agency determinations and orders applicable to the ownership and/or operation of vehicles (including, without limitation, the Rolling Stock), or the business of the transportation of goods by motor vehicle, including, without limitation, laws, regulations, rules and judicial or agency determinations and orders promulgated or administered by the Federal Highway Administration, the Federal Motor Carrier Safety Administration, the National Highway Traffic Safety Administration, the Surface Transportation Board and other state, provincial and local Governmental Authorities with respect to vehicle safety and registration and motor carrier insurance, financial assurance, credit extension, contract carriage, tariff and reporting requirements.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

         "Net Book Value" means, with respect to any Rolling Stock, the value of such Rolling Stock (as reflected in the general ledger of such Person after customary depreciation and reserves established by such Person in good faith and in accordance with GAAP).

         "Net Cash Proceeds" means (i) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 7.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith and
(C) transfer taxes paid to any taxing
authorities by such Person or such Subsidiary in connection therewith and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith and (B) transfer taxes paid by such Person or such Subsidiary in connection therewith; in each case of clause (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

         "Notice of Borrowing" has the meaning specified therefor in Section 2.02(a).

         "Oak Hill" means Oak Hill Advisors, L.P., a Delaware limited partnership.

         "Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agent and the Lenders under the Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

         "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

         "Owned Intellectual Property" has the meaning specified therefor in
Section 6.01(w).

         "Parent" has the meaning specified therefor in the preamble hereto.

         "Participant Register" has the meaning specified therefor in Section 12.07(b)(v).

         "Payment Office" means the Agent's office located at 450 Park Avenue, 28/th/ Floor, New York, New York 10022, or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Administrative Borrower.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Permitted Holder" means (i) Alan S. McKim and his heirs, legal representatives and legatees, (ii) the trustees of a trust for the benefit of Mr. McKim, which trust is revocable solely by Mr. McKim, (iii) Mr. McKim's spouse or children, (iv) a trust created for the exclusive benefit of Mr. McKim's spouse or children or for the exclusive benefit of Mr. McKim and such persons, (v) any charitable trust or foundation qualified under
Section 501(c)(3) of the Internal Revenue Code established by Mr. McKim and for which he serves as a trustee or director, and (vi) Ableco, Oak Hill and their respective Affiliates.

         "Permitted Indebtedness" means:

         (a) any Indebtedness owing to the Agent and any Lender under this Agreement and the other Loan Documents;

         (b) any other Indebtedness listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

         (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $10,000,000 in the aggregate for all such Indebtedness incurred after the Effective Date;

         (d) Indebtedness permitted by clause (e) of the definition of "Permitted Liens";

         (e)  Indebtedness permitted under Section 7.02(e);

         (f)  Subordinated Indebtedness;

         (g) Revolving Credit Indebtedness in an aggregate principal amount not to exceed at any time outstanding the lower of (i) $100,000,000, and (ii) the aggregate amount available to the Loan Parties under each Borrowing Base (as defined in the Revolving Credit Agreements as in effect on the date hereof) and the lending sublimits set forth in Sections 2.1 and 2.2 of the Revolving Credit Agreement plus ten percent (10%) of such amount available under this clause
(ii), provided that the Revolving Credit Agent and the Loan Parties shall have executed and delivered to the Agent the Intercreditor Agreement; and the extension of maturity, replacement, refinancing or modification of the terms thereof, provided that such extension, replacement, refinancing or modification
(x) is pursuant to terms that are not less favorable (as determined in the Agent's discretion) to the Loan Parties and the Lenders than the terms of the Revolving Credit Indebtedness being so extended, replaced, refinanced or modified, (y) is subject to the Intercreditor Agreement or a similar intercreditor agreement having substantially the same terms and conditions as the Intercreditor Agreement and (z) shall not provide for the incurrence of Indebtedness thereunder in excess of $100,000,000 at any time outstanding;

         (h) Indebtedness of any Loan Party incurred in connection with the issuance of litigation, environmental, ERISA-related, surety, reclamation, or other performance bonds, in an aggregate principal amount at any one time outstanding for all the Loan Parties not to exceed $50,000,000; and

         (i) Indebtedness of any Loan Party incurred in connection with the issuance of letters of credit on behalf of such Loan Party in the ordinary course of business (other than letters of credit issued under the Revolving Credit Agreement the obligations for which constitute Revolving Credit Indebtedness permitted under paragraph (g) above), provided that (i) the aggregate amount of such letters of credit shall not exceed $100,000,000 at any time, (ii) the obligations of the Loan Parties in respect of each letter of credit are fully secured by cash deposited with the issuer of such letter of credit (which cash shall constitute proceeds of the Term Loan A), (iii) the issuer of each letter of credit and the Agent have entered into a deposit account control agreement (including the Cash Collateral Control Agreement), in form and substance satisfactory to the Agent, pertaining to the Agent's Lien on the cash collateralizing such letter of credit, which Lien shall be subject only to the prior Lien of such issuer, and (iv) all interest, dividends and other earnings, income and distributions in respect of the cash collateralizing each such letter of credit shall, in the absence of a continuing Event of Default, be freely withdrawable by the applicable Loan Party.

         "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's and (vii) other investments in an aggregate amount at any time outstanding not exceeding $2,000,000 so long as the Agent has a perfected, first priority Lien thereon.

         "Permitted Liens" means:

         (a)  Liens securing the Obligations;

         (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

         (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising (provided they are subordinate to the Agent's Liens on Collateral) in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (d) Liens described on Schedule 7.02(a), but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby;

         (e) (i) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness incurred after the Effective Date that is secured by any or all such Liens shall not exceed $10,000,000;

         (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

         (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

         (h) Liens granted under the Revolving Credit Documents (as in effect on the date hereof) to secure the Revolving Credit Indebtedness permitted pursuant to subsection (g) of the definition of "Permitted Indebtedness", provided that the Revolving Credit Agent and the Loan Parties shall have executed and delivered to the Agent the Intercreditor Agreement; and

         (i) Liens in favor of the issuers of the letters of credit permitted by subsection (i) of the definition of "Permitted Indebtedness" so long as (i) such Liens attach solely to the cash collateralizing such letters of credit and
(ii) the issuer of each letter of credit and the Agent have entered into a deposit account control agreement (including the Cash Collateral Control Agreement), in form and substance satisfactory to the Agent, pertaining to the Agent's Lien on such cash, which Lien shall be subject only to the prior Lien of such issuer.

         "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

         "Plan" means any Employee Plan or Multiemployer Plan.

         "Pledge Agreement" means a Pledge and Security Agreement made by a Loan Party in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit C, securing the Obligations and delivered to the Agent.

         "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 3.25%, or, if a rate of interest is not otherwise in effect, the greater of (i) the Reference Rate plus 7.75% and (ii) 12.50%.

         "Pro Rata Share" means:

         (a) with respect to a Lender's obligation to make the Term Loan A and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan A Commitment, by
(ii) the Total Term Loan A Commitment,

         (b) with respect to a Lender's obligation to make the Term Loan B and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan B Commitment, by
(ii) the Total Term Loan B Commitment, and

         (c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the unpaid principal amount of such Lender's portion of the Loans, by (ii) the aggregate unpaid principal amount of all Loans.

         "Rating Agencies" has the meaning specified therefor in Section 2.07.

         "Reference Bank" means JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent to the Administrative Borrower from time to time.

         "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Reference Rate Loan" means a Term Loan A bearing interest based upon the Reference Rate.

         "Register" has the meaning specified therefor in Section 12.07(b)(ii).

         "Registered" means, with respect to any Intellectual Property, issued, registered, renewed or the subject of a pending application.

         "Registered Loan" has the meaning specified therefore in Section 12.07(b)(ii).

         "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

         "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

         "Related Fund" means, with respect to any Lender or Oak Hill, any Affiliate (other than individuals) of such Person, including, without limitation, a fund or account managed by such Person or an Affiliate of such Person or its investment manager.

         "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

         "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

         "Required Lenders" means Lenders whose Pro Rata Share of the Loans aggregate at least 51%.

         "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

         "Revolving Credit Agent" means Congress Financial Corporation (New England).

         "Revolving Credit Agreement" means the Loan and Security Agreement, dated as of September 6, 2002, by and among the Borrowers, the Guarantors, the Revolving Credit Lenders and the Revolving Credit Agent, as the same may be replaced, renewed or refinanced from time to time in accordance with Section 7.02(m) hereof.

         "Revolving Credit Documents" means, collectively, (i) the Revolving Credit Agreement, and (ii) all other agreements, instruments, and other documents executed and delivered pursuant to the foregoing.

         "Revolving Credit Indebtedness" means the Indebtedness of the Loan Parties owing to the Revolving Credit Agent and the Revolving Credit Lenders under the Revolving Credit Agreement.

         "Revolving Loan Lenders" means the lenders party to the Revolving Credit Agreement.

         "Rolling Stock" means all trucks, trailers, tractors, service vehicles, automobiles and other registered mobile equipment.

         "Rolling Stock Collateral Custodian" has the meaning specified therefor in Section 8.04(a).

         "Sale Order" means the order by the Bankruptcy Court entered into on June 18, 2002 authorizing the Sellers to sell the Acquisition Assets to the Parent and certain of the Borrowers free and clear of all Liens other than the "Permitted Exceptions" (as defined in the Acquisition Agreement).

         "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

         "Securitization" has the meaning specified therefor in Section 2.07.

         "Securitization Parties" has the meaning specified therefor in Section 2.07.

         "Security Agreement" means a Security Agreement made by a Loan Party in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit B, securing the Obligations and delivered to the Agent.

         "Sellers" means Safety-Kleen Services, Inc., a Delaware corporation, and certain of its domestic Subsidiaries, each as a debtor-in-possession.

         "SK Facilities" has the meaning specified therefor in Section 6.01(r).

         "SK Rolling Stock " has the meaning specified therefor in Section 5.03(a).

         "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "Subordinated Indebtedness" means Indebtedness of any Loan Party the terms of which are satisfactory to the Agent and the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Agent and the Required Lenders, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Agent and the Required Lenders.

         "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

         "Technology Systems" means the electronic data processing, business management, information, recordkeeping, communications and telecommunications systems (including all computer programs, software, databases, firmware, hardware and related documentation) which are used by the Loan Parties in their respective businesses.

         "Term A Maturity Date" means September 10, 2005, or such earlier date on which the Term Loan A shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

         "Term B Maturity Date" means September 10, 2007, or such earlier date on which the Term Loan B shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

         "Term Loan A" means, collectively, the loans made by the Lenders to the Borrowers on the Effective Date pursuant to Section 2.01(a)(i) and the loans (if any) made by the Additional Lenders to the Borrowers after the Effective Date pursuant to Section 2.01(c)(iii).

         "Term Loan A Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan A to the Borrowers in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated, increased or reduced from time to time in accordance with the terms of this Agreement, including, without limitation, Section 2.01(c).

         "Term Loan B" means, collectively, the loans made by the Lenders to the Borrowers on the Term Loan B Effective Date pursuant to Section 2.01(a)(ii) and the loans (if any) made by the Lenders to the Borrowers after the Effective Date pursuant to Section 2.01(c)(iv).

         "Term Loan B Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan B to the Borrowers in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated, increased or reduced from time to time in accordance with the terms of this Agreement, including, without limitation, Section 2.01(c).

         "Termination Date" means the date on which all Obligations shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

         "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

         "Title Insurance Policy" means a mortgagee's loan policy of title insurance, on forms and otherwise in form and substance satisfactory to the Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Agent, insuring the Lien created by a Mortgage in an amount and subject only to such exceptions and otherwise on terms satisfactory to the Agent, delivered to the Agent.

         "Total Commitment" means the sum of the Term Loan A Commitments and the Term Loan B Commitments.

         "Total Term Loan A Commitment" means the sum of the Term Loan A Commitments.

         "Total Term Loan B Commitment" means the sum of the Term Loan B Commitments.

         "Transaction Documents" means the Loan Documents and the Acquisition Documents.

         "UCC Filing Authorization Letter" means a letter duly executed by each Loan Party authorizing the Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage.

         "Uniform Commercial Code" has the meaning specified therefor in Section 1.03.

         "WARN" has the meaning specified therefor in Section 6.01(z).

         Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and
(e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to "determination" by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations).

         Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Agent may otherwise determine.

         Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to and including"; provided, however, that with respect to a computation of fees or interest payable to the Agent or any Lender, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

         Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                       (i) each Lender with a Term Loan A Commitment severally agrees to make its portion of the Term Loan A to the Borrowers on the Effective Date, in the principal amount not to exceed the amount of such Lender's Term Loan A Commitment; and

                       (ii) each Lender with a Term Loan B Commitment severally agrees to make its portion of the Term Loan B to the Borrowers on the Effective Date, in the principal amount not to exceed the amount of such Lender's Term Loan B Commitment.

                 (b) Notwithstanding the foregoing, (i) the aggregate principal amount of the Term Loan A made on the Effective Date shall not exceed the Total Term Loan A Commitment and (ii) the aggregate principal amount of the Term Loan B made on the Effective Date shall not exceed the Total Term Loan B Commitment. Any principal amount of the Loans which is repaid or prepaid may not be reborrowed.

                       (c)   (i)    Notwithstanding anything to the contrary
contained in this Agreement, the Borrowers may request that the Term Loan A be increased (the "Commitment Increase") by up to $25,000,000 in the aggregate. Such Commitment Increase shall be effected as follows: the Borrowers may arrange for one or more banks or financial institutions not a party hereto (an "Additional Lender") to become parties to and Lenders under this Agreement, provided that (A) the Agent shall have consented to such Additional Lender, such consent not to be unreasonably withheld, (B) if the aggregate amount of such Commitment Increase equals or is less than $20,000,000, the Borrowers shall, on the effective date of such Commitment Increase, repay no less than $5,000,000 of the outstanding principal amount of the Term Loan A held by Ableco, Oak Hill and their respective Related Funds (which repayment (x) shall be allocated among Ableco, Oak Hill and their respective Related Funds in accordance with their Pro Rata Shares of the Term Loan A and (y) may be effected by applying the proceeds of the additional Term Loan B referenced in Section 2.01(c)(iv)) and (C) if the aggregate amount of such Commitment Increase exceeds $20,000,000, then immediately prior to the effective date of such Commitment Increase, the aggregate outstanding principal amount of the Term Loan A owing to Ableco, Oak Hill and their respective Related Funds shall not exceed $50,000,000. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to increase the amount of its Term Loan A Commitment.

                             (ii)   Any Additional Lender that is willing to
become a party hereto and a Lender hereunder and that has been approved by the Agent shall enter into a joinder agreement with the Loan Parties and the Agent, substantially in the form of Exhibit G hereto (a "Joinder Agreement"), which agreement shall specify, among other things, the Term Loan A Commitment of such Additional Lender hereunder. When such Additional Lender becomes a Lender hereunder as set forth in the Joinder Agreement, Schedule 1.01(A) shall, without further action, be deemed to have been amended as appropriate to reflect the Term Loan A Commitment of such Additional Lender. Upon the execution by the Agent, the Loan Parties and such Additional Lender of such Joinder Agreement, such Additional Lender shall become and be deemed a Lender for all purposes of this Agreement and the other Loan Documents and shall enjoy all rights and assume all obligations of the Lenders set forth in this Agreement and the other Loan Documents, and its Term Loan A Commitment shall be the amount specified in its Joinder Agreement.

                             (iii)  In no event shall the Term Loan A Commitment
of an Additional Lender become effective until the Agent shall have received such agreements, instruments, approvals, legal opinions and other documents as the Agent shall reasonably request. On the effective date set forth in the Joinder Agreement, the Additional Lender will, subject to the terms of this Agreement, make a Term Loan A to the Borrowers in the principal amount of its Term Loan A Commitment and such Term Loan A shall constitute a Loan for all purposes of this Agreement and the other Loan Documents.

                             (iv)   In connection with any Commitment Increase,
each of Ableco, Oak Hill and their respective Affiliates (including any funds or accounts managed by the same investment advisor as Ableco or Oak Hill, as applicable) shall have the option to increase the principal amount of the Term Loan B by up to $5,000,000 in the aggregate. On the effective date of the Commitment Increase, if Ableco, Oak Hill or any of their respective Affiliates (including any funds or accounts managed by the same investment advisor as Ableco or Oak Hill, as applicable) elect to make an additional Term Loan B to the Borrowers in accordance with the immediately preceding sentence, (A)
Schedule 1.01(A) shall, without further action, be deemed to have been amended as appropriate to reflect the increase of such Lender's Term Loan B Commitment and (B) such Lender will, subject to the terms of this Agreement, make an additional Term Loan B to the Borrowers in the principal amount equal to the increase in its Term Loan B Commitment and such additional Term Loan B shall constitute a Loan for all purposes of this Agreement and the other Loan Documents.

          Section 2.02 Making the Loans. (a) The Administrative Borrower shall give the Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit D hereto (a "Notice of Borrowing")), not later than 12:00 noon (New York City time) on the date which is five (5) Business Days prior to the date of the proposed Loan (or such shorter period as the Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) the use of the proceeds of such proposed Loan, and (iii) the proposed borrowing date, which must be a Business Day, and, with respect to the Loans (other than the Loans made pursuant to Section 2.01(c)), must be the Effective Date. The Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Agent). Each Borrower hereby waives the right to dispute the Agent's record of the terms of any such telephonic Notice of Borrowing. The Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

                 (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith.



                 (c) Subject to Section 2.01(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Term Loan A Commitment and the Total Term Loan B Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

          Section 2.03 Repayment of Loans; Evidence of Debt. (a) The outstanding principal of the Term Loan A shall be due and payable on the Term A Maturity Date. The outstanding principal of the Term Loan B shall be due and payable on the Term B Maturity Date.

                 (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                 (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Administrative Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          Section 2.04 Interest. (a) Term Loan A. The Term Loan A shall be a LIBOR Loan, except as otherwise provided in Section 2.09. The portion of the Term Loan A that is a LIBOR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan A until such principal amount becomes due, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for such portion of the Term Loan A plus 7.25%. The portion of the Term Loan A that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan A until such principal amount becomes due, at a rate per annum equal to the Reference Rate plus 4.50%.

                  (b) Term Loan B. The Term Loan B shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan B until such principal amount becomes due, at a rate per annum equal to 22%; provided, however, that, so long as no Event of Default has occurred and is continuing, interest on the outstanding principal amount of the Term Loan B at a per annum rate equal to 11% shall, in the absence of an election by the Administrative Borrower to pay such interest in cash, be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan B. Any interest to be capitalized shall be capitalized on the date such interest is to be paid pursuant to Section 2.04(d) and added to the then outstanding principal amount of the Term Loan B and thereafter shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Term Loan B.

                  (c) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities, any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

                  (d) Interest Payment. Interest on each Loan (other than capitalized interest) shall accrue and be payable (in the manner described in
Section 4.02) monthly, in
arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Agent to, and the Agent may, from time to time, charge the Loan Account pursuant to Section
4.02 with the amount of any interest payment due hereunder.

                  (e) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

          Section 2.05   Term Loan Commitments; Prepayment of Loans.

                  (a) Commitment Increase. The amount of the Total Term Loan A Commitment and the Total Term Loan B Commitment shall increase solely in accordance with the terms of Section 2.01(c).

                  (b)    Optional Prepayment.

                         (i)     Term Loan A. The Borrowers may, upon at least
five (5) Business Days' prior written notice to the Agent, prepay the principal of the Term Loan A, in whole but not in part. Any prepayment made pursuant to this clause (b)(i) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid together with the payment of the applicable Early Termination Fee.

                         (ii)    Term Loan B. The Borrowers may, upon at least
five (5) Business Days' prior written notice to the Agent, prepay the principal of the Term Loan B, in whole but not in part. Any prepayment made pursuant to this clause (b)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid together with the payment of the applicable Early Termination Fee.

                  (c)    Mandatory Prepayment.

                         (i)     Immediately upon any Disposition by any Loan
Party or its Subsidiaries pursuant to Section 7.02(c)(ii), the Borrowers shall prepay the outstanding principal amount of the Term Loan A (or, if the Term Loan A has been paid in full, the Term Loan B) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Agent as a prepayment of the Loans) shall exceed, for all such Dispositions since the Effective Date, $500,000. Nothing contained in this subsection (ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

                         (ii)    Upon the issuance or incurrence by any Loan
Party or any of its Subsidiaries of any Indebtedness referred to in clause (f) of the definition of "Permitted Indebtedness", or the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Capital Stock (other than the issuance or sale of such shares permitted under Section 7.02(l)), the Borrowers shall prepay the outstanding amount of the Term Loan A (or if the Term Loan A has been paid in full, the Term Loan B) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection (iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.


                         (iii)    Upon the receipt by any Loan Party or any of
its Subsidiaries of any Extraordinary Receipts (other than Extraordinary Receipts comprising insurance proceeds) in an aggregate amount greater than $100,000 or Extraordinary Receipts comprising insurance proceeds, in each case since the Effective Date, the Borrowers shall prepay the outstanding principal of the Term Loan A (or, if the Term Loan A has been repaid in full, the Term Loan B) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts, provided that:

                                         (A)   in the case of Extraordinary
     Receipts comprising proceeds of business interruption insurance or foreign, United States, state or local tax refunds, such Extraordinary Receipts shall be applied to prepay the Loans in accordance with this Section 2.05(c)(iii) only in the event a Default or Event of Default has occurred and is continuing on the date such Extraordinary Receipts are received by such Loan Party; and

                                         (B)   except during the continuance of
     a Default or Event of Default, Extraordinary Receipts comprising insurance proceeds that are not otherwise subject to clause (A) above shall not be required to be so prepaid on the date such proceeds are received by such Loan Party to the extent (I) such proceeds are used to replace or restore the properties or assets used in such Person's business in respect of which such proceeds were paid if the Administrative Borrower delivers a certificate to the Agent within 30 days of such event stating that such proceeds shall be used to replace or restore any such properties or assets to be used in such Person's business within a period specified in such certificate not to exceed 180 days after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended) and (II) such proceeds are deposited in a deposit account subject to a Control Agreement. If all or any portion of such proceeds not so applied to the prepayment of the Term Loans are not so used within the period specified in the relevant certificate furnished pursuant hereto (not to exceed 180 days), such remaining portion shall prepay the outstanding principal of the Loans on the last day of such specified period. In addition, upon the occurrence and during the continuance of an Event of Default, the Agent may apply such proceeds to the prepayment of the Loans.

                         (iv)     Upon the occurrence of a Change of Control
under paragraph (a) of the definition of the term "Change of Control", the Borrowers shall, upon demand from the Agent, prepay the outstanding principal of the Term Loan A and the Term Loan B. Any prepayment made pursuant to this clause
(c)(iv) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid together with the payment of a prepayment fee equal to 1% of the principal amount of the Term Loan B so prepaid, and each Lender holding a Term Loan B shall be entitled to receive its ratable portion of such prepayment fee pursuant to Section 4.02.

                  (d) Application of Payments. Each prepayment pursuant to subsections (c)(i), (c)(ii) and (c)(iii) above shall be applied, first, to the Term Loan A, and second, to the Term Loan B.

                  (e)    Interest and Fees. Any prepayment made pursuant to this
Section 2.05 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

                  (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this
Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

          Section 2.06   Fees.

                  (a) Funding Fee. The Borrowers shall pay to the Agent for the account of the Lenders, in accordance with their Pro Rata Shares of any additional Term Loan B made after the Effective Date in accordance with Section 2.01(c)(iv), a non-refundable funding fee (the "Funding Fee") equal to 2% of the aggregate original principal amount of such additional Term Loan B, which shall be deemed fully earned when paid and shall be payable on the date of the making of such additional Term Loan B.

          Section 2.07 Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Loan Parties shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Loan Parties and
(ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to the Lenders in connection with any Loan Document or arise out of or are based upon the omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

          Section 2.08 Taxes. (a) All payments made by any Loan Party hereunder or under any other Loan Document shall be made without set-off, counterclaim, deduction or other

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

defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or additional amounts, excluding taxes on the net income of any Lender or the Agent imposed by the jurisdiction in which such Lender or the Agent is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions, conditions, interest, penalties and additional amounts being hereinafter collectively referred to as "Taxes"). If any Loan Party shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Loan Document,

                         (i)      the amount so payable shall be increased so
that after making all required deductions and withholdings (including Taxes on amounts payable pursuant to this sentence) the Lenders or the Agent, as the case may be, receive an amount equal to the sum they would have received had no such deduction or withholding been made,

                         (ii)     such Loan Party shall make such deduction or
withholding,

                         (iii)    such Loan Party shall pay the full amount
deducted or withheld to the relevant taxation authority in accordance with applicable law, and

                         (iv)     as promptly as possible thereafter, such Loan
Party shall send the Lenders and the Agent an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lenders or the Agent, as the case may be) evidencing payment of the amount or amounts so deducted or withheld. In addition, each Loan Party agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement or any other Loan Document other than the foregoing excluded taxes (hereinafter referred to as "Other Taxes").

                  (b) The Loan Parties hereby jointly and severally indemnify and agree to hold the Lenders and the Agent harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by any Lender or the Agent and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Lender or the Agent makes written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Taxes or Other Taxes.

                  (c) Each Lender that is organized in a jurisdiction outside the United States hereby agrees that it shall, no later than the Effective Date or, in the case of a Lender which becomes a party hereto pursuant to Section
12.07 hereof after the Effective Date, the date upon which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Agent, but only if such Lender is legally able to do so), deliver to the Administrative Borrower and the Agent either (i) two accurate, complete and signed copies of either (x) U.S. Internal Revenue Service Form W-8ECI

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

or successor form, or (y) U.S. Internal Revenue Service Form W-8BEN or successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of, withholding of United States Federal income tax or (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Lender is
(A) not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) not a "10 percent shareholder" of the Parent within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (C) not a controller foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-8BEN or successor form.

                  (d) If any Loan Party fails to perform any of its obligations under this Section 2.08, the Loan Parties shall indemnify the Lenders and the Agent for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          Section 2.09 LIBOR Not Determinable; Illegality or Impropriety. (a) In the event, and on each occasion, that on or before the day on which LIBOR is to be determined in connection with the continuation of a LIBOR Loan as such or a conversion of a Reference Rate Loan into a LIBOR Loan pursuant to Section 2.11 hereof, the Agent has determined in good faith that, or has been advised by the Required Lenders that, (i) LIBOR cannot be reasonably determined for any reason,
(ii) LIBOR will not adequately and fairly reflect the cost of maintaining LIBOR Loans or (iii) Dollar deposits in the principal amount of the applicable LIBOR Loans are not available in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Lenders' LIBOR Loans are then being conducted, the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Administrative Borrower and the other Lenders. In the event of any such determination, any request by the Administrative Borrower to continue a LIBOR Loan or to convert a Reference Rate Loan into a LIBOR Loan pursuant to Section 2.11 shall, until, (i) in the case of such a determination by the Required Lenders, the Agent has been advised by the Required Lenders and the Agent has so advised the Administrative Borrower that, or (ii) in the case of a determination by the Agent, the Agent has advised the Administrative Borrower and the other Lenders that, the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Reference Rate Loan. Each determination by the Agent and/or the Required Lenders hereunder shall be conclusive and binding absent manifest error.

                  (b) In the event that it shall be unlawful or improper for any Lender to make, maintain or fund any LIBOR Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the Agent and the Administrative Borrower describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Lender to continue to make LIBOR Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Lender shall notify the Agent and the Administrative Borrower. If any such change shall make it unlawful or improper for any Lender to maintain any outstanding LIBOR Loan as a LIBOR Loan, such Lender shall, upon the happening of such event, notify the Agent and the Administrative Borrower, and the Administrative Borrower shall immediately, or if permitted by applicable law, rule, regulation,

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

order, decree, interpretation, request or directive, at the end of the then current Interest Period for such LIBOR Loan, convert each such LIBOR Loan into a Reference Rate Loan.

          Section 2.10 Indemnity. (a) The Borrowers hereby jointly and severally indemnify each Lender against any loss or expense that such Lender actually sustains or incurs (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan, and including loss of anticipated profits) as a consequence of (i) any failure by the Borrowers to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V or in any Joinder Agreement, (ii) any failure by the Borrowers to borrow any LIBOR Loan hereunder, to convert any Reference Rate Loan into a LIBOR Loan or to continue a LIBOR Loan as such after notice of such borrowing, conversion or continuation has been given pursuant to Section 2.02 or
2.11 hereof, (iii) any payment, prepayment (mandatory or optional) or conversion of a LIBOR Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any LIBOR Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, in each such case, any loss (including, without limitation, loss of anticipated profits) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Loan. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Lender, of
(i) its cost of obtaining the funds for the Loan being paid or prepaid or converted or continued or not borrowed or converted or continued (based on LIBOR applicable thereto) for the period from the date of such payment, prepayment, conversion, continuation or failure to borrow, convert or continue on the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow, convert or continue) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in re-employing the funds so paid, prepaid, converted or continued or not borrowed, converted or continued for such Interest Period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.10 and the basis for the determination of such amount or amounts shall be delivered to the Borrower and shall be conclusive and binding absent manifest error.

                  (b) Notwithstanding paragraph (a) of this Section 2.10, the Agent will use reasonable efforts to minimize or reduce any such loss or expense resulting from the mandatory prepayments required by Section 2.05 of this Agreement by applying all payments and prepayments to Reference Rate Loans prior to any application of payments to LIBOR Loans.

          Section 2.11   Continuation and Conversion of Loans. Subject to
Section 2.09 hereof, the Administrative Borrower shall have the right, at any time, on three (3) Business Days' prior irrevocable written or telecopy notice to the Agent, to continue any LIBOR Loan, or any portion thereof, into a subsequent Interest Period or to convert any Reference Rate Loan or portion thereof into a LIBOR Loan, subject to the following:

                  (a) no LIBOR Loan may be continued as such and no Reference Rate Loan may be converted into a LIBOR Loan, when any Event of Default or Default shall have occurred and be continuing at such time,

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

                  (b) in the case of a continuation of a LIBOR Loan as such or a conversion of a Reference Rate Loan into a LIBOR Loan, the aggregate principal amount of such LIBOR Loan shall not be less than $1,000,000 and in multiples of $500,000 if in excess thereof;

                  (c) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Loan; and

                  (d) if any conversion of a LIBOR Loan shall be effected on a day other than the last day of an Interest Period, the Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred or to be incurred by it in the reemployment of the funds released by such conversion as provided in Section 2.10 hereof.

In the event that the Administrative Borrower shall not give notice to continue any LIBOR Loan into a subsequent Interest Period, such Loan shall automatically become a Reference Rate Loan at the expiration of the then current Interest Period.

                                   ARTICLE III

                                   [RESERVED]


                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

          Section 4.01 Audit and Collateral Monitoring Fees. The Borrowers acknowledge that pursuant to Section 7.01(f), representatives of the Agent may visit any or all of the Loan Parties and/or conduct audits, inspections, valuations and/or field examinations of any or all of the Loan Parties at any time and from time to time in a manner so as to not unduly disrupt the business of the Loan Parties. The Borrower agrees to pay (i) $1,500 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and (ii) the cost of all visits, audits, inspections, valuations and field examinations conducted by a third party on behalf of the Agent.

          Section 4.02 Payments; Computations and Statements. (a) The Borrowers will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Agent's Account. All payments received by the Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrowers hereby authorize the Agent to, and the Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan

Document. Each of the Lenders and the Borrowers agrees that the Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing. Any amount charged to the Loan Account of the Borrowers shall be deemed a Loan hereunder made by the Lenders to the Borrowers, funded by the Agent on behalf of the Lenders and shall be added to the then outstanding principal amount of the Loans and thereafter shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Term Loan B. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

                  (b) The Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers, the amounts and dates of all payments on account of the Loans during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans during such month, specifying the face amount thereof, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

          Section 4.03 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this
Section 4.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

          Section 4.04 Apportionment of Payments. Subject to Section 2.02 hereof:

                  (a) all payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof and the audit and collateral monitoring fee provided for in
Section 4.01) and all other payments in respect of any other Obligations, shall be allocated by the Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

             (b) After the occurrence and during the continuance of an Event of Default, the Agent shall apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agent until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees and indemnities then due to the Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Term Loan A until paid in full; (iv) fourth, ratably to pay principal of the Term Loan A until paid in full; (v) fifth, ratably to pay interest due in respect of the Term Loan B until paid in full; (vi) sixth, ratably to pay principal of the Term Loan B until paid in full, and (vii) seventh, to the ratable payment of all other Obligations then due and payable.

             (c) In each instance, so long as no Event of Default has occurred and is continuing, Section 4.04(b) shall not be deemed to apply to any payment by the Borrowers specified by the Administrative Borrower to the Agent to be for the payment of Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of any Loan in accordance with the terms and conditions of Section 2.05.

             (d) For purposes of Section 4.04(b), "paid in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

             (e) In the event of a direct conflict between the priority provisions of this Section 4.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.04 shall control and govern.

         Section 4.05 Increased Costs and Reduced Return. (a) If any Lender or the Agent shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or the Agent or any Person controlling any such Lender or the Agent with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender or the Agent or any Person controlling any such Lender or the Agent (in each case, whether or not having the force of law), shall (i) subject any Lender or the Agent, or any Person controlling any such Lender or the Agent to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender or the Agent, or change the basis of taxation of payments to any Lender or the Agent or any Person controlling any such Lender or the Agent of any amounts payable hereunder (except for taxes on the overall net income of any Lender or the Agent or any Person controlling any such Lender or the Agent), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender or the Agent or any Person controlling any such Lender or the Agent or
(iii) impose on any Lender or the Agent or any Person controlling any such Lender or the Agent any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Lender or the Agent of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by any Lender or the Agent hereunder, then, upon demand by any such Lender or the Agent, the Borrowers shall pay to such Lender or the Agent such additional amounts as will compensate such Lender or the Agent for such increased costs or reductions in amount.

             (b) If any Lender or the Agent shall have determined that any Capital Guideline or the adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent or any Person controlling such Lender or the Agent with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or the Agent or any Person controlling such Lender or the Agent, and any Lender or the Agent determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained or any Lender's or the Agent's or any such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on any Lender's or the Agent's any such other controlling Person's capital to a level below that which such Lender or the Agent or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Lender's, the Agent's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's, the Agent's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by any Lender or the Agent, the Borrowers shall pay to such Lender or the Agent from time to time such additional amounts as will compensate such Lender or the Agent for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's or the Agent's or such other controlling Person's capital.

             (c) All amounts payable under this Section 4.05 shall bear interest from the date that is ten (10) days after the date of demand by any Lender or the Agent until payment in full to such Lender or the Agent at the Reference Rate. A certificate of such Lender or the Agent claiming compensation under this Section 4.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender or the Agent to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's or the Agent's reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error.

         Section 4.06 Joint and Several Liability of the Borrowers. (a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.06), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.06 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

             (b) The provisions of this Section 4.06 are made for the benefit of the Agent, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.06 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

             (c) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agent or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

                                   ARTICLE V

                               CONDITIONS TO LOANS

         Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agent:

             (a) Payment of Fees, Etc. The Borrowers shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Sections 2.06 and 12.04.

             (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to the Agent or any Lender pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this

Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

             (c) Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to the Agent or any Lender.

             (d) Delivery of Documents. The Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Effective Date:

                      (i)    a Security Agreement, duly executed by each Loan
Party;

                      (ii) a Pledge Agreement, duly executed by each Loan Party, together with the original stock certificates representing all of the common stock of such Loan Party's Subsidiaries and all intercompany promissory notes of such Loan Parties, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

                      (iii) a Mortgage, duly executed by the applicable Loan Party, with respect to each Facility, except for the Facilities identified in
Schedule 5.03(b) (the "Deferred Facilities");

                      (iv) evidence satisfactory to the Agent and the title insurance company issuing the relevant Title Insurance Policy of the suitability for recording of each Mortgage (other than Mortgages for the Deferred Facilities) in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Agent and the Lenders thereunder;

                      (v) a Title Insurance Policy (or marked commitments to issue the same) or, if acceptable to the Agent in its sole discretion, a bring-down of the existing Title Insurance Policy, with respect to each Mortgage (other than Mortgages for the Deferred Facilities), dated as of the Effective Date;

                      (vi) an ALTA survey of each Facility (other than those Facilities indicated on Schedule 1.01(B) as either not requiring an ALTA survey or as being Deferred Facilities), in form and substance satisfactory to the Agent, and certified to the Agent and to the issuer of the Title Insurance Policy covering such Facility using a form of certification satisfactory to such parties;

                      (vii) a copy of each letter issued by the applicable State Governmental Authority, or other evidence satisfactory to the Agent, evidencing compliance by each Facility (other than those Facilities indicated on Schedule 1.01(B) as either not requiring such evidence or as being Deferred Facilities) with all applicable building codes, fire codes, other health and safety rules and regulations, parking, density and height requirements and other building, subdivision and zoning laws, orders, rules, regulations and requirements of all governmental or quasi-governmental authorities having jurisdiction (including, without limitation, copies of all applicable certificates of occupancy);

                      (viii) the Canadian Security Documents, duly executed by the Canadian Loan Parties;

                      (ix) a UCC Filing Authorization Letter, duly executed by each Loan Party, together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage and appropriate PPSA financing statements duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest purported to be created by each Canadian Mortgage and each Canadian Security Agreement;

                      (x) certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor any Loan Party and which are filed in the offices referred to in paragraph (ix) above, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Agent, shall not show any such Liens, and certified copies of PPSA search results from the applicable Canadian jurisdiction listing all security interests against any Loan Party and which are filed in the applicable personal property security office of such Canadian jurisdiction and which do not disclose, except as otherwise agreed in writing by the Agent, security interests affecting any of the Collateral;

                      (xi) a copy of the resolutions of each Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing
(A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith and (C) the execution, delivery and performance by such Loan Party (to the extent applicable) of each Acquisition Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Loan Party in connection therewith;

                      (xii) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                      (xiii) a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Loan Party certifying as to the subsistence in good standing of, and (to the extent available in the applicable jurisdiction) the payment of taxes by, such Loan Party in such states, which certificates shall be certified as of a recent date not more than 30 days prior to the Effective Date;

                      (xiv) a certificate as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organized number is issued in such jurisdiction, and a list of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational documents of such Loan Party, together with a copy of each such document certified (but not necessarily within 30 days prior to the Effective
Date) by such official;

                      (xv) a copy of the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party;

                      (xvi) (A) an opinion of Davis Malm & D'Agostine, P.C., Massachusetts counsel to the Loan Parties, substantially in the form of Exhibit F-1 and as to such other matters as the Agent may reasonably request, and (B) an opinion of McCarthy Tetrault LLP, Canadian counsel to the Loan Parties, substantially in the form of Exhibit F-2 and as to such other matters as the Agent may reasonably request, and (C) a copy of the opinion of Blaney McMurty LLP, Canadian counsel to the Sellers' Canadian Subsidiaries subject to the Acquisition, delivered to the Loan Parties pursuant to the Acquisition Documents, which shall expressly provide that the Agent and the Lenders may rely thereon;

                      (xvii) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subsection (b) of this
Section 5.01;

                      (xviii) a copy of the Financial Statements and the financial projections described in Section 6.01(g)(ii) hereof, certified (in the case of those Financial Statements and financial projections of the Parent and its Subsidiaries) as of the Effective Date as true and correct by an Authorized Officer of the Parent;

                      (xix) a certificate of the chief financial officer of the Parent, setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Loans, with each of the financial covenants contained in Section 7.03;

                      (xx) a certificate of the chief financial officer of each Loan Party, certifying as to the solvency of such Loan Party, which certificate shall be satisfactory in form and substance to the Agent;

                      (xxi)   evidence of the insurance coverage required by
Section 7.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Agent may reasonably request, in each case, where requested by the Agent, with such endorsements as to the named insureds or loss payees thereunder as the Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Agent may request;

                      (xxii) a certificate of an Authorized Officer of the Administrative Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing and all other notices under this Agreement and the other Loan Documents;

                      (xxiii) a landlord waiver, in form and substance satisfactory to the Agent and which may be included as a provision contained in the relevant Lease, executed by each landlord with respect to the Parent's headquarters located in Braintree, Massachusetts and the property located in Columbia, South Carolina where the financial books and records relating to the Acquired Assets are located;

                      (xxiv) all documents or other instruments duly executed by the applicable Loan Party, in form and substance satisfactory to the Agent, that is necessary to enable the Agent to perfect its security interest in the Rolling Stock described in Schedule 5.01(d)(xxiv) (the "CH Rolling Stock"), which Schedule shall include for each piece of CH Rolling Stock information with respect to the manufacturer, the year made, the model, the vehicle identification number, the state in which it is licensed, the license number, the owner, state in which it is titled and the certificate of title or ownership identification number;

                      (xxv) copies of the Acquisition Documents, the Revolving Credit Documents and the other Material Contracts as in effect on the Effective Date (exclusive of any financing documents which are being prepaid or defeased as of the Effective Date), certified as true and correct copies thereof by an Authorized Officer of the Administrative Borrower, together with a certificate of an Authorized Officer of the Administrative Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;

                      (xxvi) (A) a termination and release agreement with respect to the Existing Credit Facility and all related documents, duly executed by the Loan Parties and the Existing Lender, together with a satisfaction of mortgage for each mortgage filed by the Existing Lender on the Existing Credit Facility, satisfactory arrangements with respect to the release of Lien by the Existing Lender on each certificate of title with respect to the CH Rolling Stock and UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Lender and covering any portion of the Collateral, and (B) similar instruments of release, discharge and satisfaction, in form and substance satisfactory to the Agent, with respect to (I) the Liens of Toronto-Dominion Bank on any personal property constituting a portion of the Acquisition Assets and (II) each other financing or similar arrangement encumbering any Facility;

                      (xxvii) a satisfactory ASTM 1527-00 Phase I Environmental Site Assessment ("Phase I ESA") and Limited Compliance Assessment, provided by the Loan Parties to the Agent, and, if requested by the Agent based upon the results of such Phase I ESA, a Phase II Environmental Site Assessment of each Facility, in form and substance and by an independent firm satisfactory to the Agent;

                      (xxviii) the Contribution Agreement, duly executed by each Loan Party;

                      (xxix) the Intercompany Subordination Agreement, duly executed by each Loan Party;

                      (xxx) the Intercreditor Agreement, duly executed by the Agent, the Revolving Credit Agent and the Loan Parties;

                      (xxxi) the Cash Collateral Control Agreement, duly executed by the Agent, the L/C Issuer and the Loan Parties;

                      (xxxii) the Custodian Agreement, duly executed by the Loan Parties and the Rolling Stock Collateral Custodian; and

                      (xxxiii) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as the Agent may reasonably request.

             (e) The Sale Order. The Sale Order shall have been signed and entered by the Bankruptcy Court and the Agent shall have received a certified copy of the same and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the consent of the Agent and the Required Lenders. The Sale Order shall provide that, upon payment to the Sellers of the consideration specified in the Acquisition Agreement, good and marketable title to the Acquisition Assets shall be transferred to the Loan Parties free and clear of all Liens, except the Liens constituting "Permitted Exceptions" (as defined in the Acquisition Agreement), and shall otherwise be in form and substance satisfactory to the Agent and the Required Lenders. The Sale Order shall have been entered by the Bankruptcy Court and (x) no appeals shall have been filed within the time period specified by Rule 8002(a) of the Federal Rules of Bankruptcy Procedure, (y) in the event a timely appeal has been filed, the effectiveness of such order has not been stayed in accordance with Rule 8005 of the Federal Rules of Bankruptcy Procedure or (z) in the event such order was stayed pending appeal, such stay has been terminated by a subsequent court order.

             (f) The Acquisition. On or prior to the Effective Date, the Agent and the Lenders shall have received true and correct copies of all Acquisition Documents as in effect on the Effective Date, and the Acquisition Documents as in effect on the Effective Date shall be in form and substance satisfactory to the Agent and the Required Lenders and shall not have been amended or otherwise modified without the prior written consent of the Agent and the Required Lenders. The Acquisition, including all of the terms and conditions thereof, shall have been duly authorized and all Acquisition Documents shall have been duly executed and delivered by all parties thereto and shall be in full force and effect. The Acquisition shall have been consummated in accordance with all applicable law (including, without limitation, the Bankruptcy Code), the Acquisition Documents and the Sale Order. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authorities and any other Person required in order to consummate the Acquisition shall have been obtained and shall be in full force and effect.

             (g) Convertible Preferred Stock. The Parent shall have received no less than $25,000,000 of cash proceeds from the sale of its Series C convertible preferred stock to certain investors affiliated with Ableco and Oak Hill. The terms and conditions of such equity shall be satisfactory to the Agent and the Required Lenders in their sole discretion. On or prior to the Effective Date, there shall have been delivered to the Agent true and correct copies of all documents evidencing the equity described above, as in effect on the Effective Date, and all terms and provisions of such documents as in effect on the Effective Date shall be in form and substance satisfactory to the Agent and the Required Lenders and shall not have been amended, modified or otherwise changed without the prior written consent of the Agent and the Required Lenders.

             (h) Revolving Credit Documents; Adjusted Excess Availability. On or prior to the Effective Date, there shall have been delivered to the Agent true and correct copies of all Revolving Credit Documents as in effect on the Effective Date, and all terms and provisions of the Revolving Credit Documents as in effect on the Effective Date shall be in form and substance satisfactory to the Agent and the Required Lenders and shall not have been amended, modified or otherwise changed without the prior written consent of the Agent and the Required Lenders. After giving effect to all Loans to be made on the Effective Date and after giving effect to the Acquisition, (i) the Adjusted Excess Availability of the Loan Parties shall not be less than $25,000,000 and (ii) all liabilities of the Loan Parties (other than intercompany liabilities) shall not be past due unless such liabilities are the subject of a bona fide dispute for which adequate reserves have been set aside for the payment thereof in accordance with GAAP. The Parent shall deliver to the Agent a certificate of the chief financial officer of the Parent certifying as to the matters set forth in clauses (i) and (ii) above and containing the calculation of Adjusted Excess Availability.

             (i) Material Adverse Effect. The Agent shall have determined, in its sole judgment, that no event or development shall have occurred since June 30, 2002 which could have a Material Adverse Effect.

             (j) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Loan Parties' business shall have been obtained and shall be in full force and effect.

             (k) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Agent or such counsel may reasonably request.

             (l) Ratings. The Agent shall have received a letter from each Rating Agency setting forth such Rating Agency's rating of the Term Loan A.

             (m) Rolling Stock Collateral Custodian. The Agent shall be satisfied with the Rolling Stock Collateral Custodian's application filings of the certificates of title or ownership of the CH Rolling Stock of the Loan Parties to note the Lien of the Agent thereon and administration, management, processing and custodianship of the certificates of title or ownership of such Rolling Stock on and after the Effective Date.

         Section 5.02 Conditions Precedent to All Loans. The obligation of the Agent or any Lender to make any Loan in accordance with Section 2.01(c) is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

             (a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections
2.06 and 12.04 hereof.

             (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers' acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered the Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan are true and correct on and as of such date as though made on and as of such date, (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

             (c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to the Agent or any Lender.

             (d) Notices. The Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

             (e) Delivery of Documents. The Agent shall have received a Joinder Agreement, duly executed by the applicable Additional Lender, and such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agent, as the Agent may reasonably request.

             (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agent, as the Agent or such counsel may reasonably request.

         Section 5.03 Conditions Subsequent to All Loans. The obligation of the Agent or any Lender to make additional Loans or continue to maintain the Loans after the Effective Date is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

             (a) Within 60 days of the Effective Date, deliver to the Agent (or, at the direction of the Agent, to the Rolling Stock Collateral Agent) all documents or other instruments duly executed by the applicable Loan Party, in form and substance satisfactory to the Agent, that are necessary to enable the Agent to perfect its security interest in the Rolling Stock described in
Schedule 5.03(a) (the "SK Rolling Stock"), which Schedule shall include for each piece of SK Rolling Stock information with respect to the manufacturer, the year made, the model, the vehicle identification number, the state in which it is licensed, the license number, the owner, state in which it is titled and the certificate of title or ownership identification number; provided that the Loan Parties shall not be deemed to be in default under this Section 5.03(a) if they are unable, despite their reasonable best efforts, to deliver to the Agent (or the Rolling Stock Collateral Agent, as the case may be) such documents in respect of all of the SK Rolling Stock so long as (i) the documents so delivered represent no less than eighty percent (80%) of all of the SK Rolling Stock and
(ii) the orderly liquidation value of the SK Rolling Stock for which such documents are so delivered, determined by a third party appraiser reasonably acceptable to the Agent, shall equal or exceed ninety percent (90%) of the orderly liquidation value of all of the SK Rolling Stock;

             (b) On or before each deadline set forth in Schedule 5.03(b) pertaining to certain real estate matters not completed by the Effective Date, satisfy the post-closing obligation corresponding to such deadline as set forth in such Schedule, in each case to the reasonable satisfaction of the Agent;

             (c) Within 14 days of the Effective Date, deliver evidence to the Agent of the transfer by the applicable Governmental Authorities to the applicable Loan Parties of all of the material Environmental Permits set forth on Schedule 6.01(r)(ii);

             (d) Within 30 days of the Effective Date, deliver evidence to the Agent of the filing with the United States Patent and Trademark Office, United States Copyright Office and other official offices, of all documentation necessary to confirm each Loan Party's ownership of the Owned Intellectual Property;

             (e)      Within 30 days of the Effective Date, deliver to the Agent
(i) waivers or discharges from those certain creditors as set forth in Schedule 5.03(e), as to the Liens registered against one or more of the Canadian Loan Parties as set forth in Schedule 5.03(e), or (ii) other evidence satisfactory to the Agent that such Liens do not attach to any assets of the Canadian Loan Parties except to the extent such Liens are Permitted Liens, in each case in form and substance satisfactory to the Agent; and

             (f)      Within 5 days of the Effective Date, deliver to the Agent
(i) a fully executed copy of the defeasance escrow agreement among the City of Kimball, Nebraska, the Parent, Clean Harbors Environmental Services, Inc. and State Street Bank and Trust Company, as trustee (the "Trustee") for those certain Economic Development Revenue Bonds (Clean Harbors, Inc.) Series 1996 (the "Bonds") in the original principal amount of $10,000,000 issued pursuant to the Indenture of Trust dated as of September 1, 1996 (as amended to date, the "Indenture"), certified as true and correct by the Parent, (ii) the Verification Report of The Arbitrage Group, Inc. with respect to the governmental securities purchased by the Parent and deposited with the Trustee to effect the defeasance of the Bonds in accordance with the Indenture, (iii) the opinion of Davis Malm & D'Agostine, P.C. with respect to the defeasance of the Bonds and (iv) a letter from Standard & Poor's rating the Bonds, as defeased pursuant to the defeasance escrow agreement, no less than AAA.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent and the Lenders as follows:

             (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated (both before and after giving effect to the Acquisition) and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Transaction Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) before and after giving effect to the Acquisition, is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

             (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or will be a party (including, without limitation, the notation of the Lien in favor of the Agent on the certificates of title or ownership of the Rolling Stock of the Parent and its Subsidiaries), (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any Transaction Document, any Material Contract or any other contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

             (c) Governmental Approvals. Before and after giving effect to the Acquisition, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document or any other Transaction Document to which it is or will be a party, except for authorizations or approvals which have been obtained and notices and filings which have been made on or before the Effective Date.

             (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document and Transaction Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

             (e) Subsidiaries. (i) Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of the Subsidiaries of the Parent in existence on the date hereof after giving effect to the Acquisition. After giving effect to the Acquisition, all of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. There are no (A) outstanding debt or equity securities of the Parent or any of its Subsidiaries, (B) outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or (C) other obligations of any Subsidiary which, in the case of items described in clauses (A), (B) or (C), result in any obligation to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Parent.

                      (ii) The Inactive Subsidiaries (A) have no business operations and conduct no business and (B) own no assets except for assets with a fair market value of less than $25,000 in the aggregate.

             (f)      Litigation; Commercial Tort Claims. Except as set forth in
Schedule 6.01(f), (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

             (g)      Financial Condition.

                      (i) The Financial Statements, copies of which have been delivered to the Agent and each Lender, fairly present the consolidated financial condition of the Parent and its Subsidiaries or the Chemical Services Division of Safety-Kleen Corp. (which consists primarily of the Sellers and the Canadian Subsidiaries of Safety-Kleen Services, Inc.), as the case may be, as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since June 30, 2002, no event or development has occurred that has had or could have a Material Adverse Effect.

                      (ii) The Parent has heretofore furnished to the Agent and each Lender (A) projected quarterly balance sheets and statements of operations and cash flows of the Parent and its Subsidiaries for the period from October 1, 2002, through December 31, 2004, and (B) projected annual balance sheets, statements of operations and cash flows of the Parent and its Subsidiaries for the Fiscal Years ending in 2002 through 2007, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii). Such projections, as so updated, shall be believed by the Parent at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Parent, and shall have been based on assumptions believed by the Parent to be reasonable at the time made and upon the best information then reasonably available to the Parent, and the Parent shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

             (h) Compliance with Law, Etc. No Loan Party is in violation of its organizational documents, any law, rule, regulation, judgment or order of any Governmental Authority (including, without limitation, any Motor Vehicle
Law) applicable to it or any of its property or assets, or any material term of any agreement or instrument (including, without limitation, any Revolving Credit Document, any Acquisition Document or any other Material Contract) binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing.

             (i) ERISA. Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agent, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status,
(iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue

Service with respect to any Employee Plan have been delivered to the Agent, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of
Section 412 of the Internal Revenue Code. Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or
(iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

             (j) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements of the Parent and its Subsidiaries in accordance with GAAP.

             (k) Regulations T, U and X. Before and after giving effect to the Acquisition, no Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

             (l) Nature of Business. After giving effect to the Acquisition, no Loan Party is engaged in any business other than the ownership, leasing, management and/or operation of waste facilities, and the provision of environmental, industrial maintenance and related services.

             (m) Adverse Agreements, Etc. After giving effect to the Acquisition, no Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could have, a Material Adverse Effect.

             (n) Permits, Etc. Before and after giving effect to the Acquisition, each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except for certain Environmental Permits relating to the SK Facilities for which applications have been filed on or prior the Effective Date but which are not yet effective as described in Section 6.01(r). Before and after giving effect to the Acquisition, except as set forth in Schedule 6.01(r), no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such existing permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

             (o) Properties. (i) After giving effect to the Acquisition, each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except, with respect to all Facilities subject to a Mortgage, those exceptions set forth in the applicable Title Insurance Policy and, with respect to all other property and assets, any Permitted Lien. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

                      (ii) Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date (after giving effect to the Acquisition), of the location, by state and street address, of all real property owned, leased or licensed by each Loan Party (other than an Inactive Subsidiary) and identifies the interest (fee, leasehold or license) of such Loan Party therein. No Person has any right of first refusal, option or other preferential right to purchase any such owned real property. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.01(o) to which it is a party. True, complete and correct copies of each such Lease have been delivered to the Agent prior to the date hereof. Schedule 6.01(o) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents or the Acquisition Documents to which it is a party, except as set forth on Schedule 6.01(o). To the best knowledge of any Loan Party, no other party to any such Lease is in default of its obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date (after giving effect to the Acquisition), no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

                      (iii) All Rolling Stock of the Loan Parties which, under applicable law (including, without limitation, any Motor Vehicle Law), is required to be registered is (in the case of the CH Rolling Stock) or will within 60 days following the Effective Date (in the case of the SK Rolling Stock described in Section 5.03(a)) be properly registered in the name of a Loan Party, and all Rolling Stock of the Loan Parties, the ownership of which, under applicable law (including, without limitation, any Motor Vehicle Law), is evidenced by a certificate of title or ownership, is (or will be, as appropriate) properly titled in the name of a Loan Party. The Rolling Stock listed on Schedule 5.01(d)(xxiv) and Schedule 5.03(a) constitute all of the Rolling Stock owned by the Loan Parties on the Effective Date and the Rolling Stock not subject to a certificate of title or ownership under applicable law (including, without limitation, any Motor Vehicle Law) is noted therein.

             (p) Full Disclosure. Each Loan Party has disclosed to the Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that may have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

             (q)      [Intentionally Omitted].

             (r)      Environmental Matters; Permits. Except as set forth on
Schedule 6.01(r)(i):

                       (i) the Loan Parties' businesses, Facilities (including both the Facilities operated prior to the Effective Date by Subsidiaries of the Parent (the "CH Facilities") and those Facilities which are included in the Acquisition Assets (the "SK Facilities")), operations, properties and assets are in material compliance with Environmental Laws;

                       (ii) the Loan Parties have obtained and are in material compliance with all material Environmental Permits necessary to operate, use or occupy all of the Loan Parties' businesses, Facilities, operations, properties and assets, except for Environmental Permits relating to the SK Facilities which are not yet effective but for which requisite applications have been filed.
Schedule 6.01(r)(ii) sets forth those SK Facilities where the Loan Parties have filed all requisite applications for transfer of such material Environmental Permits with the appropriate Governmental Authorities, but as of the Effective Date the Governmental Authorities have not transferred such material Environmental Permits, and all of the material Environmental Permits set forth on Schedule 6.01(r)(ii) will be transferred by the Governmental Authorities within fourteen (14) days of the Effective Date;

                       (iii) the Loan Parties have obtained and are in full compliance with all financial assurance requirements under RCRA and any similar Environmental Law, as specifically set forth but not limited to 40 C.F.R. 264 and 265, necessary to operate, use or occupy all of the Loan Parties' businesses, Facilities, operations, properties and assets, except that in the case of the SK Facilities, the Loan Parties have made the appropriate arrangements to obtain and be in full compliance with all such financial assurance requirements within seven (7) days following the Effective Date through application of a portion of the proceeds of the Term Loan A as security for letters of credit required in connection with obtaining such financial assurance;

                       (iv) the Loan Parties are in material compliance with all applicable writs, orders, consent decrees, judgments, and injunctions by any Governmental Authority, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws;

                       (v) the Loan Parties reasonably anticipate that they will not be required to spend more than $1,000,000 for any Facility or $5,000,000 in the aggregate for all Facilities to comply with any Environmental Laws that have been promulgated and enacted by a Governmental Authority, but will not be effective until some time after the Effective Date, except to the extent those expenditures are already specifically included within the aggregate amounts described in clause (x) or (xi) below or in the Capital Expenditures set forth in Section 7.02(g);

                       (vi) except for Releases for which the related Environmental Liabilities are specifically included within the aggregate amounts described in clauses (x) through (xii) below, there has been no Release relating to any of the Acquisition Assets or any of the facilities, assets or properties owned or operated by any Loan Party, its Subsidiaries or, to the best knowledge of the Loan Parties, a predecessor in interest, which could reasonably be expected to result in any Environmental Liabilities in excess of $1,000,000 for any Facility or $5,000,000 in the aggregate for all Facilities;

                       (vii)   [intentionally omitted]

                       (viii) except for Environmental Claims specifically included within the aggregate amount described in clauses (x) through (xii) below, to the best knowledge of the Loan Parties, no Environmental Claims have been asserted against any treatment, storage or disposal facility that received or Handled Hazardous Materials Handled by any Loan Party, its Subsidiaries or any predecessor in interest which could reasonably be expected to result in any Environmental Liabilities in excess of $1,000,000 individually or $5,000,000 in the aggregate;

                       (ix) except for Environmental Claims specifically included within the aggregate amounts described in clauses (x) through (xii) below, no Environmental Claims have been asserted against any Loan Party, its Subsidiaries or, to the best knowledge of the Loan Parties, any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Claims against any Loan Party, its Subsidiaries or any predecessor in interest which could reasonably be expected to result in any Environmental Liabilities in excess of $1,000,000 individually or $5,000,000 in the aggregate;

                       (x)     the Loan Parties will not assume any
Environmental Liabilities related to the Acquisition that are more than ten (10%) percent above $265,000,000, calculated in accordance with GAAP;

                       (xi) excluding any Environmental Liabilities related to the Acquisition Assets, the Loan Parties will not spend more than ten percent (10%) above $29,250,000 for closure, post closure and post closure care of the CH Facilities, as those terms are used in RCRA and any similar Environmental Law, as specifically set forth but not limited to 40 C.F.R. 264 and 265;

                       (xii) excluding any Environmental Liabilities related to the Acquisition Assets, to the best knowledge of the Loan Parties, there are no Remedial Actions that will cost, in the aggregate, more than $1,000,000 per calendar year for the foreseeable future;

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

                       (xiii) all representations, including without limitation applications, warranty statements and accompanying materials provided in support of such representations, provided by the Loan Parties to obtain insurance, are truthful and complete in all respects, and the Loan Parties have done nothing to prejudice their rights to obtain the benefits of their insurance by failing to comply with any of the provisions, conditions or requirements of its policies of insurance;

                       (xiv) there are no Environmental Liens associated or, to the best knowledge of the Loan Parties, threatened to be associated with any of the Acquisition Assets or Loan Parties' businesses, Facilities, operations, properties and assets; and

                       (xv) except for work, repairs, contributions and Capital Expenditures specifically included in the aggregate amounts set forth in clauses (x) through (xii) above or Section 7.02(g), to the best knowledge of the Loan Parties, (A) no work, repairs, construction or Capital Expenditures are required to be made as a condition of continued compliance of the Facilities or the Loan Parties' business with any Environmental Laws, or any license, Environmental Permit or approval issued pursuant thereto or (B) no license, Environmental Permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated.

Schedule 6.01(r)(ii) sets forth each material license, permit and regulatory approval required under any Environmental Law in connection with the operation of each waste disposal, waste treatment or waste transfer facility operated by each Loan Party, the expiration date of such license, permit or approval, and the dollar amount of any financial assurance bond or other similar surety instrument issued on behalf of such Loan Party in connection with its operation of any such Facility.

             (s) Insurance. Each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, (iv) insurance with respect to liability for bodily injury and property damage resulting from the operation of the Rolling Stock by each Loan Party in amounts customary with companies in the same or similar business and in accordance with applicable law and (v) such other insurance as may be required by law or as may be reasonably required by the Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(s) sets forth a list of all insurance maintained by each Loan Party on the Effective Date (after giving effect to the Acquisition).

             (t) Use of Proceeds. The proceeds of the Loans shall be used to (i) to facilitate the Acquisition, (ii) refinance existing indebtedness of the Borrowers and pay the prepayment and defeasance cost in connection therewith, (iii) provide cash collateral for letters of credit issued for the account of the Loan Parties the reimbursement obligations for which constitute Permitted Indebtedness, (iv) pay fees and expenses in connection with the Acquisition and the transactions contemplated hereby and (v) fund working capital of the Borrowers.

             (u) Solvency. After giving effect to the transactions contemplated by this Agreement, the Revolving Credit Agreements, the Sale Order and the Acquisition Documents

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

and before and after giving effect to each Loan, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent.

             (v) Location of Bank Accounts. Schedule 6.01(v) sets forth a complete and accurate list as of the Effective Date (after giving effect to the Acquisition) of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

             (w) Intellectual Property. Except as set forth on Schedule 6.01(w) and after giving effect to the Acquisition, each Loan Party owns or licenses or otherwise has the valid right to use all Intellectual Property and Technology Systems that are necessary for the operation of its business as currently conducted or contemplated, without infringement upon or conflict with the rights of any other Person with respect thereto. Set forth on Schedule 6.01(w) is a complete and accurate list as of the Effective Date (after giving effect to the Acquisition) of all material or Registered Intellectual Property (other than confidential and proprietary information, Trade Secrets and know-how) that is owned by a Loan Party (the "Owned Intellectual Property") and all Material Contracts relating to Intellectual Property licensed from third parties, including with respect to Technology Systems (the "Licensed Intellectual Property"). Except as set forth on Schedule 6.01(w), no licensed Intellectual Property is required in order to conduct the business of each Loan Party as currently conducted or contemplated as of the Effective Date (after giving effect to the Acquisition) other than the Licensed Intellectual Property. No party to any Material Contract relating to Licensed Intellectual Property has given any Loan Party notice of its intention to cancel, terminate or fail to renew any such Material Contract. After giving effect to the Acquisition, neither the business of each Loan Party as currently conducted or contemplated, nor any slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party, infringes upon or conflicts with any rights owned by any other Person, none of the Loan Parties has received notice of any claim or litigation regarding any of the foregoing, nor is any such claim or litigation pending or threatened. All Owned Intellectual Property is valid, subsisting and enforceable, and no material Registered Owned Intellectual Property has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting a Loan Party's rights thereto, or is the subject of any suit, action, reissue, reexamination, public protest, interference, arbitration, mediation, opposition, cancellation or other proceeding. The Loan Parties have timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Owned Intellectual Property. Except as indicated on Schedule 6.01(w), no due dates for filings or payments concerning the material Owned Intellectual Property (including without limitation office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) fall due within ninety (90) days of the Effective Date, whether or not such due dates are extendable. All documentation necessary to confirm and effect each Loan Party's ownership of Owned Intellectual Property, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices, except for those recordations referenced in Section 5.03(d). Each Loan Party has taken all reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets used in its business (collectively, "Business Trade Secrets") (including without limitation entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with access to the Business Trade Secrets). To each Loan Party's knowledge, the Business Trade Secrets have not been disclosed to any Persons other than such Loan Party's employees or contractors who had a need to know and use such Business Trade Secrets in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements.

             (x) Material Contracts. Set forth on Schedule 6.01(x) is a complete and accurate list as of the Effective Date (after giving effect to the Acquisition) of all Material Contracts (other than the Loan Documents) of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

             (y) Holding Company and Investment Company Acts. None of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

             (z) Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. After giving effect to the Acquisition, all material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

             (aa) Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.

             (bb) No Bankruptcy Filing. No Loan Party is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of such Loan Party's assets or property, and no Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against it.

             (cc)     Separate Existence.

                      (i) All customary formalities regarding the corporate existence of each Loan Party has been at all times since its formation and will continue to be observed.

                      (ii) Each Loan Party has at all times since its formation accurately maintained, and will continue to accurately maintain, its financial statements, accounting records and other organizational documents separate from those of any Affiliate of such Loan Party and any other Person. No Loan Party has at any time since its formation commingled, and will not commingle, its assets with those of any of its Affiliates or any other Person. Each Loan Party has at all times since its formation accurately maintained, and will continue to accurately maintain its own bank accounts and separate books of account.

                      (iii) Each Loan Party has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

                      (iv) Each Loan Party has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct Person. No Loan Party has at any time since its formation identified itself, or will identify itself, as being a division or a part of any other Person (except that the Canadian Loan Parties and Laidlaw Environmental Services de Mexico, S.A. de C.V., were prior to the Acquisition identified as being part of the "Chemical Services Division" of Safety-Kleen Corp. and its Subsidiaries).

             (dd) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(dd) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number),
(iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of each Loan Party.

             (ee) Tradenames. Schedule 6.01(ee) hereto sets forth a complete and accurate list as of the Effective Date (after giving effect to the Acquisition) of all tradenames used by each Loan Party.

             (ff) Locations of Collateral. There is no location at which any Loan Party has any Collateral (except for Rolling Stock in transit) other than
(i) those locations listed on Schedule 6.01(ff) and (ii) any other locations approved in writing by the Collateral Agent from time to time. Schedule 6.01(ff) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Loan Party is stored. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

             (gg) Security Interests. (i) Each Security Agreement creates in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the

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

Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 5.01(d)(ix) and the recording of the Collateral Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and the submission of an appropriate application requesting that the Lien of the Agent be noted on the certificate of title or ownership for any Rolling Stock, completed and authenticated by the applicable Loan Party, together with the certificate of title or ownership, with respect to such Rolling Stock, to the applicable state agency and the recording of the filings required under any other similar law of any foreign jurisdiction, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority (except to the extent specified in the Intercreditor Agreement with respect to certain Collateral) security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights and (iii) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.

(ii) Each Canadian Security Agreement creates in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the PPSA financing statements described in Section 5.01(d)(ix) and the recording of the Canadian Security Agreement in the Canadian Intellectual Property Office, such Liens on the Collateral granted thereby shall be perfected, first priority (except to the extent specified in the Intercreditor Agreement with respect to certain Collateral) security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the Canadian Security Agreement in the Canadian Intellectual Property Office with respect to after-acquired Canadian intellectual property and (iii) the recordation of appropriate evidence of the Lien on the appropriate foreign registry with respect to all foreign intellectual property.

             (hh) Acquisition Documents. (i) No party to any Acquisition Document is in default on any of its obligations under such Acquisition Document, (ii) all representations and warranties made by the Parent in the Acquisition Documents and in the certificates delivered in connection therewith are true and correct in all material respects as of the date hereof and, to the best knowledge of the Parent, all material representations and warranties made in the Acquisition Documents by or on behalf of the Sellers, or any other party thereto other than the Parent, are true and correct in all material respects as of the date hereof, (iii) all written information with respect to the Parent and the Acquisition, and, to the best knowledge of the Borrowers, the business and Acquisition Assets acquired in connection with the Acquisition, furnished to Agent by the Borrowers or on behalf of the Borrowers, were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other written information, to the extent necessary to give Agent and Lenders a true and accurate knowledge of the subject matter of each of them in relation to Borrowers, the Acquisition, and the business and Acquisition Assets acquired in connection with the Acquisition, in all material respects, (iv) no representation, warranty or statement made by the Parent or, to its best knowledge, the Sellers or any other party thereto other than the Parent, at the time they were made in any Acquisition Document, or any agreement, certificate, statement or document required to be delivered pursuant to any Acquisition Document contains any untrue

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statement of material fact or omits to state a material fact necessary in order to make the statements contained in such Acquisition Documents not misleading in light of the circumstances in which they were made, and (v) in connection with the Acquisition, certain of the Borrowers are acquiring the Acquisition Assets and, on the date hereof, after giving effect to the transactions contemplated by this Agreement, by the Acquisition Agreement and by the other Acquisition Documents, the Sale Order and Loan Documents, will have good title to such Acquisition Assets free and clear of all Liens other than the Liens created by the Loan Documents and other than Permitted Liens.

             (ii) Consummation of the Acquisition. (i) The Parent has delivered to the Agent a complete and correct copy of the Acquisition Documents, including all schedules and exhibits thereto, (ii) each Acquisition Document sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby, (iii) no Acquisition Document has been amended or otherwise modified without the prior written consent of the Agent, (iv) the execution, delivery and performance of the Acquisition Documents have been duly authorized by all necessary action on the part of each such Person, (v) the Acquisition has been effected in accordance with the terms of the Sale Order, the Acquisition Documents and all applicable law (including, without limitation, the Bankruptcy
Code), (vi) at the time of consummation of the Acquisition, there does not exist any judgment, order or injunction prohibiting or imposing any material adverse condition upon the consummation of the Acquisition, (vii) at the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all Government Authorities required in order to consummate the Acquisition shall have been obtained, given, filed or taken and shall be in full force and effect, (viii) all actions taken by the Loan Parties pursuant to or in furtherance of the Acquisition have been taken in compliance in all material respects with respective Acquisition Documents, the Bankruptcy Code and the Sale Order, (ix) the Loan Parties did not incur or assume any liabilities or obligations pursuant to or in connection with the Acquisition other than those liabilities and obligations set forth on Schedule 6.01(ii) hereto, and (x) each Acquisition Document is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms.

             (jj) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

             (kk) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

                                  ARTICLE VII

                          COVENANTS OF THE LOAN PARTIES

         Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

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             (a)      Reporting Requirements. Furnish to the Agent and each
Lender:

                      (i) as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each Fiscal Year of the Parent commencing with the fiscal quarter ending September 30, 2002, consolidated balance sheets and consolidated statements of operations, cash flows and stockholders' equity of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agent and the Lenders, subject to normal year-end adjustments;

                      (ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated balance sheets and consolidated statements of operations, cash flows and stockholders' equity of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agent (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or
(C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under any financial covenant contained in Section 7.03 and (2) if such accountants shall have obtained any knowledge of the existence of any such Event of Default or Default, describing the nature thereof;

                      (iii) as soon as available, and in any event within 30 days (or, for the months during 2002, 45 days) after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, internally prepared consolidated balance sheets and consolidated statements of operations as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations of the Parent and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent and the Lenders, subject to normal year-end adjustments;

                      (iv) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and
(iii) of this Section 7.01(a), a

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certificate of an Authorized Officer of the Parent (A) stating that such
Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Section 7.03;

                      (v) as soon as available and in any event within 30 days (or, for the months during 2002, 45 days) after the end of each fiscal month of the Parent and its Subsidiaries commencing with the month ending September 30, 2002, reports in form and detail satisfactory to the Agent and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete with respect to the Rolling Stock of the Loan Parties, a certificate setting forth, as of the end of the previous fiscal month and for the portion of the Fiscal Year then ended, (A) a summary report of the Rolling Stock of the Loan Parties, indicating changes in value and depreciation amounts,
(B) a list of Rolling Stock of the Loan Parties purchased or otherwise acquired during such period, setting forth the following information: the date of acquisition, the manufacturer, the year made, the model, the vehicle identification number, the state in which it is licensed, the license number, the owner, state in which it is titled and the certificate of title or ownership identification number, together with a copy of the invoice, purchase order, registration or other document setting forth the vehicle identification number of such vehicle, which list shall supplement and update Schedule 5.01(d)(xxiv) and Schedule 5.3(a), (C) a list of Rolling Stock of the Loan Parties sold or contracted for sale during such period, (D) the Dollar amount spent on such purchases or acquisitions during such period, (E) a report reconciling the records of the Loan Parties against the most recent report of the Rolling Stock Collateral Custodian with respect to the Rolling Stock and (F) any other information relating to the Rolling Stock as the Agents may reasonably request;

                      (vi) (A) as soon as possible and in any event not later than 30 days prior to the end of each Fiscal Year, financial projections, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii)(A), prepared on a quarterly basis and otherwise in form and substance satisfactory to the Agent, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries and (B) as soon as possible and in any event not later than 30 days prior to the end of each fiscal quarter, financial projections, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii)(B), prepared on a quarterly basis and otherwise in form and substance satisfactory to the Agent, for each remaining quarterly period in such Fiscal Year, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

                      (vii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                      (viii) as soon as possible, and in any event within 3 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or

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

development that could have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

                      (ix) (A) as soon as possible and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by the Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under
Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

                      (x) promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

                      (xi) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Revolving Credit Document, any Acquisition Document or any other Material Contract;

                      (xii) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party;

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

                      (xiii) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its publicly-held securities or files with the SEC or any national (domestic or foreign) securities exchange;

                      (xiv) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and

                      (xv) weekly, an availability report with respect to the Accounts Receivable borrowing base contained in each Revolving Credit Agreement, in the same form and substance, and at the same time, as delivered to each Revolving Credit Agent;

                      (xvi) at the earlier of (x) the delivery of the financial statements required to be delivered pursuant to Section 7.01(a)(i) after the end of each fiscal quarter of the Parent and (y) within 30 days after the date on which the Net Book Value of Rolling Stock of the Loan Parties purchased, acquired or otherwise obtained during the period since the latest delivery pursuant to this clause (xvi) exceeds $200,000, the originals of all certificates of title or ownership for such Rolling Stock, and duly executed and completed title or ownership applications with appropriate state agencies to enable such Rolling Stock to be retitled with the Agent listed as a lienholder thereof and an updated Schedule 5.01(d)(xxiv) or Schedule 5.03(a), as applicable), which Schedule shall include for all Rolling Stock of the Loan Parties information with respect to the manufacturer, the year made, the model, the vehicle identification number, the state in which it is licensed, the license number, the owner, state in which it is titled and the certificate of title or ownership identification number; and

                      (xvii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as the Agent may from time to time may reasonably request, including, without limitation, financial information pertaining to any operating division or unit of any Loan Party.

            (b)       Additional Guaranties and Collateral Security. Cause:

                      (i) each Subsidiary of any Loan Party not in existence on the Effective Date to execute and deliver to the Agent promptly and in any event within 3 days after the formation, acquisition or change in status thereof
(A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares,
(D) one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien on such real property, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance satisfactory to the Agent, together with such other agreements, instruments and documents as the Agent may require whether comparable to the documents required under Section 7.01(o) or otherwise,
(E) any Canadian Security Documents, if applicable, and (F) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or

Mortgage or Canadian Security Document or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

                      (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within 3 days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary,
(B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Agent.

             (c) Compliance with Laws, Etc. (i) Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental Laws and Motor Vehicle Laws), such compliance to include, without limitation,
(A) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (B) paying all lawful claims (including, without limitation, all Environmental Claims) which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

                      (ii) Establish and maintain, at its expense, a system and policies to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system and policies shall include periodic reviews of such compliance by employees or agents of the Loan Parties who are familiar with the requirements of the Environmental Laws. Copies of all such periodic reviews shall be made available by the Loan Parties for inspection by the Agent and, upon the Agent's request, copies of all environmental reviews, surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by the Loan Parties to the Agent. The Loan Parties shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to the Agent on such response.

             (d) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries (other than Inactive Subsidiaries) to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than Inactive Subsidiaries) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

             (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

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

             (f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of the Agent at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by the Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of the Agent in accordance with this Section 7.01(f).

             (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases relating to such properties to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

             (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent. All policies covering the Collateral are to be made payable to the Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Agent and such other Persons as the Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

             (i) Obtaining of Permits, Etc. (i) Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business.

(ii) Cause all Rolling Stock, now owned or hereafter acquired by any Loan Party, which, under applicable law, is required to be registered, to be properly registered (including, without limitation, the payment of all necessary taxes and receipt of any applicable permits) in the name of such Loan Party and cause all Rolling Stock, now owned or hereafter acquired by any Loan Party, the ownership of which, under applicable law (including, without limitation, any Motor Vehicle Law), is evidenced by a certificate of title or ownership, to be properly titled in the name of such Loan Party, with the Agent's Lien noted thereon.

             (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens and maintain each Loan Parties' businesses, Facilities, operations, properties and assets in material compliance with Environmental Laws; (ii) provide the Agents written notice within five (5) days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any material Remedial Actions required to abate said Release; (iii) provide the Agents with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Claim in excess of $1,000,000 or notice that an Environmental Claim will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect, (iv) defend, indemnify and hold harmless the Agent and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the generation, presence, disposal, Release or threatened Release of any Hazardous Materials on, under, in, originating or emanating from any property at any time owned or operated by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence or Release of such Hazardous Materials, (C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence or Release of such Hazardous Materials, (D) any violation of any Environmental Law and/or (E) any Environmental Claim filed against the Agent or any Lender, (v) maintain and preserve all Environmental Permits necessary to operate, use or occupy each of the Loan Parties' businesses, Facilities, operations, properties and assets, (vi) maintain and comply with all financial assurance requirements under RCRA and any similar Environmental Law, as specifically set forth but not limited to 40 C.F.R. 264 and 265, necessary to operate, use or occupy each of the Loan Parties' businesses, Facilities, operations, properties and assets, (vii) comply with all applicable writs, orders, consent decrees, judgments, injunctions, communications by any Governmental Authority, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws, (viii) provide the Agent with prompt written notice in the event any Loan Party is required to spend more than $1,000,000 individually or $5,000,000 in the aggregate to comply with any Environmental Laws that have been promulgated and enacted by a Governmental Authority throughout the term of this Agreement, and
(ix) file and submit truthful and complete representations, including without

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

limitation applications, warranty statements and accompanying materials provided in support of such representations, submitted by the Loan Parties to obtain insurance.

Without limiting the generality of the foregoing, whenever the Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Loan Party in order to avoid any material non-compliance, with any Environmental Law which could result in the imposition of substantial fines or penalties or otherwise materially and adversely affect the business, assets or prospects of the Loan Parties on a consolidated basis, the Loan Parties shall, at the Agent's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to the Agent to conduct such assessments, investigations or tests of the site where any Loan Party's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to the Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to the Agent a supplemental report of such engineer whenever the scope of such non-compliance, or the applicable Loan Party's response thereto or the estimated costs thereof, shall change in any material respect.

Borrowers acknowledge and agree that neither the Loan Documents or the actions of the Agent or any Lender pursuant thereto shall operate or be deemed (i) to place upon the Agent or any Lender any responsibility for the operation, control, care, service, management, maintenance or repair of property or facilities of Loan Parties or (ii) to make the Agent or any Lender the "owner" or "operator" of any property or facilities of the Loan Parties or a "responsible party" within the meaning of applicable Environmental Laws. The indemnification provisions of this Section 7.01(j) shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

             (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority (except to the extent specified in the Intercreditor Agreement and the Cash Collateral Control Agreement with respect to certain Collateral) Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries,
(iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes the Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office,
(ii) authorizes the Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

             (l) Change in Collateral; Collateral Records. (i) Give the Agent not less than 30 days' prior written notice of any change in the location of any Collateral, other than

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to locations set forth on Schedule 6.01(ff) and with respect to which the Agent has filed financing statements and otherwise fully perfected its Liens thereon,
(ii) advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Agent for the benefit of the Lenders from time to time, solely for the Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral.

             (m) Landlord Waivers; Collateral Access Agreements. (i) At any time any Collateral with a book value in excess of $250,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, obtain written subordinations or waivers, in form and substance satisfactory to the Agent, of all present and future Liens which the owner or lessor of such premises may be entitled to assert against the Collateral; and

                      (ii) Use commercially reasonable efforts to obtain written access agreements, in form and substance satisfactory to the Agent, providing access to Collateral located on any premises not owned by a Loan Party in order to remove such Collateral from such premises during an Event of Default.

             (n) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agent and the Lenders in accordance with a subordination agreement in form and substance satisfactory to the Agent.

             (o) After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of $100,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $100,000 in the case of leasehold interest, promptly (but in any event within three Business Days) so notify the Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage or landlord's waiver (pursuant to Section 7.01(m) hereof). Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall immediately furnish to the Agent the following, each in form and substance satisfactory to the Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form;
(ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agent and the Lenders thereunder, (iii) a Title Insurance Policy, (iv) an ALTA survey of such real property, certified to the Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor and using a form of certification reasonably satisfactory to the Agent, (v) Phase I Environmental Site Assessments with respect to such real property, certified to the Agent by a company reasonably satisfactory to the Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto,
(vii) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the Agent, and (viii) evidence satisfactory to the Agent of the compliance of such real property with all applicable building codes, subdivision and zoning laws, rules and regulations, and (ix) such other documents or instruments (including guarantees and opinions of counsel) as the Agent may reasonably require. The Borrowers shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(o).

             (p) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31 of each calendar year unless the Agent consents to a change in such Fiscal Year (and appropriate related changes to this Agreement).

         Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

             (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens.

             (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

             (c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                      (i) any Borrower (other than the Parent) may be merged into or consolidated with any other Borrower and any wholly-owned Subsidiary of any Loan Party (other than a Borrower) may be merged into such Loan Party or another wholly-owned

Subsidiary of such Loan Party, or may consolidate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agent at least 30 days' prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) the surviving Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Guaranty and a Security Agreement and the Capital Stock of which Subsidiary is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

                      (ii) any Loan Party and its Subsidiaries may (A) dispose of obsolete or worn-out equipment (other than Rolling Stock) in the ordinary course of business, and (B) sell or otherwise dispose of other property or assets (other than any Capital Stock or Facility of any Loan Party) for cash in an aggregate amount not less than the fair market value of such property or assets, provided that (1) the Net Cash Proceeds of all such Dispositions are paid to the Agent for the benefit of the Lenders pursuant to the terms of
Section 2.05(c)(i), (2) if the aggregate amount of Net Cash Proceeds of all such Dispositions exceeds $500,000 in any twelve month period, the Loan Parties may sell or otherwise dispose of additional property or assets during such period so long as (I) at least five Business Days prior to selling or disposing of such property or assets, the Loan Parties furnish to the Agent an appraisal, reasonably satisfactory to the Agent, of the fair market value of the property or assets subject to such sale or disposition and (II) the other provisions of this paragraph (ii) are satisfied, and (3) in all cases, so long as, before and after giving effect to the transactions permitted thereby, there exists no continuing Event of Default; and

                      (iii) so long as no Event of Default has occurred and is continuing, any Loan Party may (A) license, on a non-exclusive basis, any of its patents, trademarks or copyrights in the ordinary course of business, and (B) enter into leases, as lessor, in respect of space at any Facility so long as the applicable tenant executes and delivers to the Agent, to the extent reasonably requested by the Agent, an estoppel letter and a subordination and non-disturbance agreement the form and substance of which are reasonably satisfactory to the Agent.

             (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in
Section 6.01(l).

             (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) investments made by the Parent or any other Loan Party in or to its respective wholly-owned Subsidiaries and by such Subsidiaries to it, made in the ordinary course of business, provided that the aggregate principal amount of such investments made in or to the Loan Parties' Subsidiaries organized outside of the United States (exclusive of (A) investments in the Capital Stock of such Subsidiaries resulting from the allocation of the consideration paid by the Loan Parties for the Acquisition Assets and (B) Indebtedness incurred by a Loan Party on behalf of one or more of its Subsidiaries which is permitted under clause (i) of the definition of "Permitted Indebtedness") shall not exceed, in the case of such Subsidiaries organized under the laws of a Canadian province, $5,000,000 or, in the case of any other Subsidiary organized outside the United States, $500,000, in each case at any one time outstanding, and (iii) Permitted Investments.

             (f)      Inactive Subsidiaries. Permit any Inactive Subsidiary to
(i) become an active company, have operations or conduct business or (ii) own any assets other than assets with a fair market value not in excess of $25,000 in the aggregate for all Inactive Subsidiaries.

             (g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed the applicable amount for the corresponding Fiscal Year set forth below:

            ------------------------------------------------------
            CapEx Amount                       Fiscal Year
            ------------------------------------------------------
            $45,000,000                        2003
            ------------------------------------------------------
            $32,000,000                        2004
            ------------------------------------------------------
            $28,000,000                        2005
            ------------------------------------------------------
            $25,000,000                        2006
            ------------------------------------------------------
            $25,000,000                        2007
            ------------------------------------------------------

; provided, however, if the amount of Capital Expenditures permitted to be made by the Loan Parties pursuant to the foregoing in any Fiscal Year (before giving effect to any increase in such permitted expenditure amount pursuant to this proviso) is greater than the amount of such Capital Expenditures actually made by the Loan Parties during such Fiscal Year, such excess may be carried forward to the next succeeding Fiscal Year and utilized to make Capital Expenditures in such Fiscal Year (but not in any subsequent Fiscal Year).

             (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other

Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, (A) any Loan Party may pay dividends to the Parent, (B) any Subsidiary of any Borrower may pay dividends to such Borrower, (C) the Parent may pay dividends in the form of common Capital Stock, and (D) the Parent may pay cash dividends at an annual rate of $4.00 per share on its 112,000 currently outstanding shares of Series B convertible preferred stock and any dividends required or permitted to be paid in cash on the shares of its Series C convertible preferred stock described in Section 5.01(g), provided that (I) in each case of clauses (A) through (D) above, at the election of the Agent, which the Agent may and, upon the direction of the Required Lenders, shall make by notice to the Administrative Borrower, no such payment shall be made if an Event of Default shall have occurred and be continuing or would result from the making of any such payment and (II) in the case of clause (D) above, no such payment shall be made if, immediately before or after giving effect to any such payment, Adjusted Excess Availability (in the case of any such payments made on or prior to March 1, 2003) or Excess Availability (as defined in the Revolving Credit Agreement as in effect on the date hereof) (in the case of any such payments made after March 1, 2003) under the Revolving Credit Agreement is less than $30,000,000.

             (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

             (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party and (iii) transactions permitted by Section 7.02(e).

             (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

                           (A) this Agreement, the other Loan Documents and the
Revolving Credit Agreement;

                           (B) any agreements in effect on the date of this
Agreement and described on Schedule 7.02(k);

                           (C) any applicable law, rule or regulation
(including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                           (D) in the case of clause (iv) any agreement setting
forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                           (E) in the case of clause (iv) any agreement,
instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

             (l) Limitation on Issuance of Capital Stock. Issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, except (i) for the Series B and Series C convertible preferred stock of the Parent outstanding on the Effective Date, (ii) the Parent may issue and sell shares of its common Capital Stock to its officers, directors and employees pursuant to stock option and stock purchase plans in effect on the Effective Date, and (iii) for the issuance or sale by the Parent of shares of its common Capital Stock so long as the proceeds from such issuance or sale are applied to prepay the Loans in accordance with Section 2.05(c)(ii).

             (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness (including, without limitation, any Revolving Credit Document) or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect, (ii) except for the Obligations, make any voluntary or optional payment or prepayment (other than to the Revolving Credit Lenders pursuant to the Revolving Credit Documents) or redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by
Section 7.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not have a Material Adverse Effect.

             (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

             (o) Acquisition Costs. Except for amounts paid prior to June 30, 2002 and disclosed in Parent's Quarterly Report on Form 10-Q for the fiscal quarter then ended, pay more than a total of $32,000,000 of fees, costs, charges and other expenses incurred in connection with (i) the repayment and defeasance of any Loan Parties' Indebtedness upon the making of the Loans (exclusive of the principal of and interest on the Indebtedness so repaid and defeased), (ii) the work performed by Loan Parties' environmental consultants related to the Acquisition Assets and (iii) the services rendered by Loan Parties' legal counsel in connection with the consummation of the Acquisition and the financing transactions contemplated hereunder.

             (p) ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in
Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law;
(iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

             (q) Environmental. (i) Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials does not result in a Material Adverse Effect, or (ii) prejudice its rights to obtain the benefits of its insurance by failing to comply with any of the provisions, conditions or requirements of its policies of insurance.

             (r) Certain Agreements. Agree to any amendment or other change to or waiver of any of its rights under any Material Contract to the extent such amendment, change or waiver is materially adverse to the interests of such Loan Party or the Agent or the Lenders.

             (s) Amendment to Acquisition Documents. Amend, modify, change, agree to any amendment, modification or other change to (or make any payment consistent with any amendment or other change to) or waive any of its rights under any of the Acquisition Documents.

         Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

             (a) Leverage Ratio. Permit the ratio of Consolidated Funded Indebtedness to (i) for any fiscal quarter ending on or prior to June 30, 2003, Consolidated Annualized EBITDA of the Parent and its Subsidiaries and (ii) for each fiscal quarter ending thereafter, Consolidated EBITDA of the Parent and its Subsidiaries as of the end of each period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below, to be greater than the applicable ratio set forth below:

             Fiscal Quarter End                        Leverage Ratio

             December 31, 2002                         3.5:1

             March 31, 2003                            3.75:1

             June 30, 2003                             3.15:1

             September 30, 2003                        3.0:1

             December 31, 2003                         2.5:1

             March 31, 2004                            2.1:1

             June 30, 2004                             1.9:1

             September 30, 2004                        1.6:1

             December 31, 2004 and                     1.5:1
             for each fiscal quarter thereafter

             (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for each period of four (4) consecutive fiscal quarters (or, in the case of each fiscal quarter ending on or prior to June 30, 2003, such lesser number of consecutive fiscal quarters as shall then have been completed since the fiscal quarter commencing on October 1,
2002) of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the amount set forth opposite such date:

             ----------------------------------------------------------------
                                                       Fixed Charge Coverage
             Fiscal Quarter End                        Ratio
             ----------------------------------------------------------------
             December 31, 2002                         0.65:1
             ----------------------------------------------------------------
             March 31, 2003                            0.75:1
             ----------------------------------------------------------------
             June 30, 2003                             0.85:1
             ----------------------------------------------------------------
             September 30, 2003                        0.90:1
             ----------------------------------------------------------------
             December 31, 2003                         1:1
             ----------------------------------------------------------------
             March 31, 2004                            1.1:1
             ----------------------------------------------------------------
             June 30, 2004                             1.2:1
             ----------------------------------------------------------------
             September 30, 2004                        1.4:1
             ----------------------------------------------------------------

             --------------------------------------------------------------
             December 31, 2004                         1.45:1
             --------------------------------------------------------------
             For each fiscal quarter thereafter        1.5:1
             --------------------------------------------------------------

             (c) Consolidated EBITDA. Permit (i) for any fiscal quarter ending on or prior to June 30, 2003, Consolidated Annualized EBITDA of the Parent and its Subsidiaries and (ii) for each fiscal quarter ending thereafter, Consolidated EBITDA of the Parent and its Subsidiaries for the four fiscal quarters ending as of the end of the applicable fiscal quarter set forth below, to be less than the applicable amount set forth below:

             --------------------------------------------------------------
                                           Consolidated EBITDA (annualized
                                           or trailing four quarters, as
             Fiscal Quarter End            applicable)
             --------------------------------------------------------------
             December 31, 2002             $56,000,000
             --------------------------------------------------------------
             March 31, 2003                $63,700,000
             --------------------------------------------------------------
             June 30, 2003                 $76,200,000
             --------------------------------------------------------------
             September 30, 2003            $82,100,000
             --------------------------------------------------------------
             December 31, 2003             $90,000,000
             --------------------------------------------------------------
             March 31, 2004                $99,100,000
             --------------------------------------------------------------
             June 30, 2004                 $108,000,000
             --------------------------------------------------------------
             September 30, 2004            $116,000,000
             --------------------------------------------------------------
             December 31, 2004             $125,000,000
             --------------------------------------------------------------
             March 31, 2005                $129,300,000
             --------------------------------------------------------------
             June 30, 2005                 $134,000,000
             --------------------------------------------------------------
             September 30, 2005            $140,000,000
             --------------------------------------------------------------
             December 31, 2005             $145,000,000
             --------------------------------------------------------------
             March 31, 2006                $145,000,000
             --------------------------------------------------------------
             June 30, 2006                 $150,000,000
             --------------------------------------------------------------
             September 30, 2006            $155,000,000
             --------------------------------------------------------------
             December 31, 2006             $160,000,000
             --------------------------------------------------------------
             March 31, 2007                $162,000,000
             --------------------------------------------------------------
             June 30, 2007                 $165,000,000
             --------------------------------------------------------------
             September 30, 2007            $167,000,000
             --------------------------------------------------------------
             December 31, 2007             $170,000,000
             --------------------------------------------------------------

                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

          Section 8.01 Management of Collateral. (a) After the occurrence and during the continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto, subject to the terms of the Intercreditor Agreement. After the occurrence and during the continuance of an Event of Default, and subject to the Intercreditor Agreement and the prior rights of the Revolving Credit Agent, no Loan Party shall, without prior written consent of the Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                 (b) Each Loan Party hereby appoints the Agent or its designee on behalf of the Agent as the Loan Parties' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign any Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Loan Party to such address as the Agent may designate and to do all other acts and things necessary to carry out this Agreement, subject to the terms of the Intercreditor Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

                 (c) Nothing herein contained shall be construed to constitute the Agent as agent of any Loan Party for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agent shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agent, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to the Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

                 (d) After the occurrence and during the continuance of an Event of Default, and subject to the Intercreditor Agreement and the prior rights of the Revolving Credit Agent, if any Account Receivable includes a charge for any tax payable to any Governmental Authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties' account and to charge the Loan Parties therefor. The Loan Parties shall notify the Agent if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

                 (e) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agent and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

          Section 8.02 Accounts Receivable Documentation. After the occurrence and during the continuance of an Event of Default, and subject to the Intercreditor Agreement and the prior rights of the Revolving Credit Agent, each Loan Party will at such intervals as the Agent may require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agent and furnish such further schedules and/or information as the Agent may require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Loan Parties shall notify the Agent of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03. The items to be provided under this Section 8.02 are to be in form reasonably satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral. The Loan Parties' failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien on the Collateral. The Loan Parties shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Loan Parties' industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agent and providing the Agent with a copy of such re-billing, identifying the same as such. If the Loan Parties become aware of anything materially detrimental to any of the Loan Parties' customers' credit, the Loan Parties will promptly advise the Agent thereof.

          Section 8.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Agent's Lien, each Loan Party covenants, represents and warrants:
(a) each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold or services rendered by such Loan Party; (b) no Account Receivable shall be subject to any known defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Loan Party's business and as otherwise disclosed to the Agent; (c) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (f) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to any Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (g) such Loan Party will, immediately upon learning thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; and (h) such Loan Party is not and shall not be entitled to pledge the Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

          Section 8.04 Collateral Custodian. (a)Without limiting the Agent's or the Lenders' rights with respect to the Collateral, the Agent has implemented an arrangement, on terms and pursuant to written agreements in form and substance satisfactory to the Agent, pursuant to which a third party collateral custodian or agent, acceptable to the Agent (together with any substitute or supplemental collateral custodian or agent, the "Rolling Stock Collateral Custodian") has been engaged, at the expense of the Borrowers, to hold physical possession of original certificates of title or ownership, vehicle registrations and other similar instruments and documents with respect to the Rolling Stock included in the Collateral, upon which certificates of title or ownership the Agent's Liens shall be noted, and pursuant to which arrangements, on terms and conditions satisfactory to the Agent, the Rolling Stock Collateral Custodian will, among other things, monitor and render reports to the Agent regarding the acquisition and disposition of such Rolling Stock by the Loan Parties as permitted by this Agreement, and receive and maintain documentation evidencing compliance with vehicle titling and registration requirements under applicable law (including, without limitation, all Motor Vehicle Law), and will assist and cooperate with the Agent in making the necessary arrangements for such Liens and any releases thereof with respect to the dispositions of Rolling Stock permitted under this Agreement.

                 (b) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Default or Event of Default, the Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

          Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

                 (a) any Borrower shall fail to pay any principal of or interest on any Loan, any Agent Advance or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

                 (b) (i) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Transaction Document or under or in connection with any report, certificate, or other document delivered to the Agent or any Lender pursuant to any Transaction Document shall have been incorrect in any material respect when made or deemed made, or (ii) any representation or warranty made or deemed made by or on behalf of any Seller or by any officer of a Seller under or in connection with any Acquisition Document or under or in connection with any report, certificate, or other document delivered to a Loan Party pursuant to any Acquisition Document shall have been incorrect in any material respect when made or deemed made;

                 (c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in paragraphs (b), (c), (d), (f), (h), (j) or
(l) of Section 7.01, Section 7.02 or Section 7.03 or Article VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party, any Pledge Agreement to which it is a party or any Mortgage to which it is a party or any Canadian Security Document to which it is a party;

                 (d) any Loan Party shall default in the performance or observance of (i) the covenants contained in Section 7.01(a) of this Agreement (other than subparagraphs (vii), (viii), (ix), (x) and (xi) thereof) and such default shall continue unremedied for a period of 10 days, (ii) the covenants contained in subparagraphs (vii), (viii), (ix), (x) and (xi) of Section 7.01(a) of this Agreement and such default shall continue unremedied for a period of 3 days, or (iii) any other covenant contained in Section 7.01 of this Agreement (to the extent not otherwise provided for in paragraphs (a), (b) or (c) of this Section 9.01) and such default shall continue unremedied for a period of 15 days;

                 (e) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b), (c) or (d) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by the Agent to such Loan Party;

                 (f) any Loan Party shall fail to pay any principal of or interest on any of its Indebtedness (excluding Indebtedness evidenced by this Agreement) in excess of $500,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

                 (g) any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under

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any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

                 (h) any proceeding shall be instituted against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

                 (i) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

                 (j) any Security Agreement, any Pledge Agreement, any Mortgage, any Canadian Security Document or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Agent for the benefit of the Lenders on any Collateral purported to be covered thereby;

                 (k) any bank at which any deposit account, blocked account, or lockbox account of any Loan Party is maintained shall fail to comply with any of the terms of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Loan Party shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party;

                 (l) one or more judgments or orders for the payment of money exceeding $250,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (l) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

                 (m) any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen (15) days;

                 (n) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

                 (o) any cessation of a substantial part of the business of any Loan Party for a period which materially and adversely affects the ability of such Person to continue its business on a profitable basis;

                 (p) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

                 (q) the indictment, or the threatened indictment of any Loan Party under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

                 (r) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $1,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $1,000,000;

                 (s) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by the Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $1,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Internal Revenue Code, the liability is in excess of such amount);

                 (t) any Loan Party shall be liable for any Environmental Liabilities (other than those described in Section 6.01(r)(xi) and 6.01(r)(xii)) the payment of which could reasonably be expected to have a Material Adverse Effect;

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

                 (u) an "Event of Default" shall have occurred and be continuing under the Revolving Credit Agreement;

                 (v)     a Change of Control shall have occurred;

                 (w) any breach, default, event of default or termination shall occur under any Acquisition Document or other Material Contract after giving effect to applicable grace periods, if any, contained in any such Acquisition Document or other Material Contract that gives any third party the right to terminate any such Acquisition Document or other Material Contract or that otherwise could reasonably be expected to have a Material Adverse Effect; or

                 (x) an event or development occurs which could reasonably be expected to have a Material Adverse Effect;

          then, and in any such event, the Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (g) or (h) of this Section 9.01, without any notice to any Loan Party or any other Person or any act by the Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

                                    ARTICLE X

                                      AGENT

          Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to
Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notices or agreements to the Lenders;
(iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters;
(iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document;
(v) to make the Loans and Agent Advances, for the Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document;
(vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by the Agent of the rights and remedies specifically authorized to be exercised by the Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 10.03 of this Agreement, to take such action as the Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

          Section 10.02 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If the Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Required Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

          Section 10.03 Rights, Exculpation, Etc. The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent

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

jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Loan as the owner thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

          Section 10.04 Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          Section 10.05 Indemnification. To the extent that the Agent is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to

                                      -85-

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Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

          Section 10.06 Agent Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as the Agent pursuant hereto without any duty to account to the other Lenders.

          Section 10.07 Successor Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Administrative Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                 (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent, and the Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After the Agent's resignation hereunder as the Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.

                 (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

          Section 10.08  Collateral Matters.

                 (a) The Agent may from time to time make such disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Agent Advances shall be repayable on demand, be secured by the Collateral and bear interest at a rate per annum equal to the rate of interest then applicable to the Term Loan B. The Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.02. The Agent shall notify each

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

Lender and the Administrative Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender, the Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

                 (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

                 (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 10.08(b). Upon receipt by the Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                 (d) The Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

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

          Section 10.09 Agency for Perfection. Each Lender hereby appoints the Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   ARTICLE XI

                                    GUARANTY

          Section 11.01 Guaranty. Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower whether or not allowed in such proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent and the Lenders in enforcing any rights under the guaranty set forth in this Article XI. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Agent and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any bankruptcy, insolvency or other similar law.

          Section 11.02 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                 (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                 (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in

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the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

                 (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                 (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

                 (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent, the Lenders or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

          Section 11.03 Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Agent or the Lenders exhaust any right or take any action against any Loan Party or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          Section 11.04 Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Article XI and the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause
(c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments and its Loans) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in
Section 12.07.

          Section 11.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent and the Lenders against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article XI shall have been paid in full in cash and the Termination Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article XI and the Termination Date, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Agent and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Agent and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

          Section 11.06 Judgment Currency. The specification under this Agreement of Dollars and payment in New York City is of the essence. Each Guarantor's obligations hereunder and under the other Loan Documents to make payments inDollars and shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Lenders or the Agent of the full amount of Dollars expressed to be payable to the Agent and the Lenders under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment in any court, it is necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in Dollars, the rate of exchange used shall be that at which the Lenders or the Agent could, in accordance with normal banking procedures, purchase Dollars with the Judgment Currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Lender or the Agent hereunder shall, notwithstanding any judgment in such Judgment Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Lender or the Agent receives any sum adjudged to be so due in the Judgment Currency, the Lenders or the Agent may, in accordance with normal banking procedures, purchase Dollars with the Judgment Currency. If the Dollars so purchased are less than the sum originally due to the Agent or the Lender in Dollars, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lenders or the Agent against such loss, and if the Dollars so purchased exceed the sum originally due to the Lenders or the Agent in Dollars, the Lenders or the Agent agrees to remit to such Guarantor such excess.

                                   ARTICLE XII

                                  MISCELLANEOUS

          Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

          Clean Harbors, Inc.
          1501 Washington Street
          Braintree, MA 02185
          Attention: Chief Financial Officer
          Telephone:  781-849-1800, Ext. 4450
          Telecopier: 781-848-1632

          with a copy to:

          Davis, Malm & D'Agostine, P.C.
          One Boston Place, 37th Floor
          Boston, MA 02108
          Attention: C. Michael Malm, Esq.
          Telephone:  617-367-2500
          Telecopier: 617-523-6215

          if to the Agent, to it at the following address:

          Ableco Finance LLC
          450 Park Avenue, 28/th/ Floor
          New York, New York 10022
          Attention: Daniel E. Wolf
          Telephone:  212-891-2121
          Telecopier: 212-891-1541

          with a copy to:

          Schulte Roth & Zabel LLP
          919 Third Avenue
          New York, New York 10022
          Attention: Lawrence S. Goldberg, Esq.
          Telephone:  212-756-2000
          Telecopier: 212-593-5955

          or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to the Agent pursuant to Article II shall not be effective until received by the Agent.

          Section 12.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share", (v)(A) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), (B) consent to any Disposition of Collateral, or waive any provision of Section 2.05 with respect to any such Disposition, in either case following the date on which the aggregate amount of Net Cash Proceeds received by the Loan Parties shall exceed, for all such Dispositions since the Effective Date, $8,000,000, (C) subordinate any Lien granted in favor of the Agent for the benefit of the Lenders, or (D) release any Borrower or any Guarantor or (vi) amend, modify or waive Section 4.04 or this
Section 12.02 of this Agreement, in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

          Section 12.03 No Waiver; Remedies, Etc. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

          Section 12.04 Expenses; Taxes; Attorneys' Fees. The Borrowers will pay on demand, all costs and expenses incurred by or on behalf of the Agent (and, in the case of clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Agent (and, in the case of clauses (b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agent's or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property,
(k) any Environmental Liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (l) any Environmental Liabilities incurred in connection with any Environmental Lien; or
(m) the receipt by the Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all stamp, document, transfer, recording (including mortgage recording) or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree to save the Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers.

          Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by the Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agent and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

          Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 12.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and the Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                 (b) Each Lender may, with the written consent of the Agent (provided that no written consent of the Agent shall be required in connection with any assignment by a Lender (i) to an Affiliate of such Lender or a Related Fund or (ii) during the existence of an Event of Default), assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, however, that (i) such assignment is in an amount which is at least $1,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender), (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Agent a processing and recordation fee of $3,500 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a Related Fund) and
(iii) no written consent of the Agent shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a Related Fund. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Agent (or such shorter period as shall be agreed to by the Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                         (i)     By executing and delivering an Assignment and
Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its

Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                         (ii)    The Agent shall, on behalf of the Borrowers,
maintain, or cause to be maintained, at the Payment Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the event any assignment permitted under Section 12.07(b) is not reflected in the Register, the assigning Lender shall maintain a register comparable to the Register in order to reflect such assignment.

                         (iii)   Upon its receipt of an Assignment and
Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Agent shall, if the Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

                         (iv)    A Registered Loan (and the registered note, if
any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                         (v)     In the event that any Lender sells
participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                         (vi)    Any foreign Person who purchases or is assigned
or participates in any portion of such Registered Loan shall provide the Agent and the Lender with a completed Internal Revenue Service Form W-8BEN (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Loan.

                 (c) Each Lender holding a Term Loan A agrees that, until the 90/th/ day after the Effective Date, it will, at the written request of the Administrative Borrower, assign all or a portion of its interest in the Term Loan A to one or more other lenders not a party hereto that are proposed by the Borrowers so long as (i) such assignment shall be effected in accordance with
Section 12.07(b), except that (A) the amount of such assignment shall be at least $5,000,000 or a multiple of $1,000,000 in excess thereof and (B) the Agent shall not charge the $3,500 processing and recordation fee in connection with such assignment, (ii) such assignment shall be on customary commercial terms and conditions (without representation, warranty or recourse by the assigning Lender), (iii) the rate of interest on the Term Loan A assigned to such other lender shall be equal to or less than LIBOR plus 7.25% per annum and (iv) no Event of Default shall exist either immediately before or after giving effect to such assignment.

                 (d) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 and Section 4.05 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

          Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

              Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

              Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

              Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY

RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

              Section 12.12 Consent by the Agent and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which the Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

              Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

              Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by the Agent or such Lender in payment or on account of any of the Obligations, the Agent or such Lender shall give prompt notice of such claim to each other Lender and the Administrative Borrower, and if the Agent or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Agent or such Lender with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent or such Lender.

              Section 12.15 Indemnification.

                     (a) General Indemnity. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless the Agent and each Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Agent's or any Lender's furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

              (b) Environmental Indemnity. Without limiting Section 12.15(a) hereof, each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Claim relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in Section 6.01(r) or the breach of any covenant made by the Loan Parties in Section 7.01(j). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

              (c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section
12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

              Section 12.16 Agent for Borrowers. Each Borrower hereby irrevocably appoints Clean Harbors, Inc. as the borrowing agent and attorney-in-fact for the Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agent and receive from the Agent all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agent nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agent and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (b) the Agent and the Lenders relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Agent or any Lender hereunder or under the other Loan Documents.]

              Section 12.17 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof shall at all times be ascertained from the records of the Agent, which shall be conclusive and binding absent manifest error.

              Section 12.18 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, the Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agent, and thereafter shall be binding upon and inure to the benefit of each Loan Party, the Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

              Section 12.19 Interest. It is the intention of the parties hereto that the Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to the Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to the Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Agent or any Lender that is contracted for, taken, reserved, charged or received by the Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by the Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (x) the amount of interest payable to the Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to the Agent or such Lender pursuant to this Section 12.19 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Agent or such Lender would be less than the amount of interest payable to the Agent or such Lender computed at the Highest Lawful Rate applicable to the Agent or such Lender, then the amount of interest payable to the Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Agent or such Lender until the total amount of interest payable to the Agent or such Lender shall equal the total amount of interest which would have been payable to the Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.19.

              For purposes of this Section 12.19, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agent and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

              The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

              Section 12.20 Confidentiality. The Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person

(and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Agent or any Lender, (iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which the Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.20. The Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause
(iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that the each Loan Party acknowledges that the Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that the Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

              Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   BORROWERS:

                                   CLEAN HARBORS, INC.
                                   ALTAIR DISPOSAL SERVICES, LLC
                                   BATON ROUGE DISPOSAL, LLC
                                   BRIDGEPORT DISPOSAL, LLC
                                   CLEAN HARBORS ANDOVER, LLC
                                   CLEAN HARBORS ANTIOCH, LLC
                                   CLEAN HARBORS ARAGONITE, LLC
                                   CLEAN HARBORS ARIZONA, LLC
                                   CLEAN HARBORS BATON ROUGE, LLC
                                   CLEAN HARBORS BDT, LLC
                                   CLEAN HARBORS BUTTONWILLOW, LLC
                                   CLEAN HARBORS CHATTANOOGA, LLC
                                   CHEMICAL SALES, LLC
                                   CLEAN HARBORS COFFEYVILLE, LLC
                                   CLEAN HARBORS COLFAX, LLC
                                   CLEAN HARBORS DEER PARK, L.P.
                                   CLEAN HARBORS DEER TRAIL, LLC
                                   CLEAN HARBORS DISPOSAL SERVICES, INC.
                                   CLEAN HARBORS FINANCIAL SERVICES
                                     COMPANY
                                   CLEAN HARBORS FLORIDA, LLC
                                   CLEAN HARBORS GRASSY MOUNTAIN, LLC
                                   CLEAN HARBORS KANSAS, LLC
                                   CLEAN HARBORS LAPORTE, L.P.
                                   CLEAN HARBORS LAUREL, LLC
                                   CLEAN HARBORS LONE MOUNTAIN, LLC
                                   CLEAN HARBORS LONE STAR CORP.
                                   CLEAN HARBORS LOS ANGELES, LLC
                                   CLEAN HARBORS OF TEXAS, LLC
                                   CLEAN HARBORS PECATONICA, LLC
                                   CLEAN HARBORS PLAQUEMINE, LLC
                                   CLEAN HARBORS PPM, LLC
                                   CLEAN HARBORS REIDSVILLE, LLC
                                   CLEAN HARBORS SAN JOSE, LLC
                                   CLEAN HARBORS TENNESSEE, LLC
                                   CLEAN HARBORS WESTMORLAND, LLC
                                   CLEAN HARBORS WHITE CASTLE, LLC
                                   CROWLEY DISPOSAL, LLC
                                   DISPOSAL PROPERTIES, LLC
                                   GSX DISPOSAL, LLC

                                   HARBOR INDUSTRIAL SERVICES TEXAS,
                                     L.P.
                                   HILLIARD DISPOSAL, LLC
                                   ROEBUCK DISPOSAL, LLC
                                   SAWYER DISPOSAL SERVICES, LLC
                                   TULSA DISPOSAL, LLC
                                   CLEAN HARBORS ENVIRONMENTAL
                                     SERVICES, INC.
                                   CLEAN HARBORS OF BRAINTREE, INC.
                                   CLEAN HARBORS OF NATICK, INC.
                                   CLEAN HARBORS SERVICES, INC.
                                   MURPHY'S WASTE OIL SERVICE, INC.
                                   CLEAN HARBORS KINGSTON FACILITY
                                     CORPORATION
                                   CLEAN HARBORS OF CONNECTICUT, INC.
                                   HARBOR MANAGEMENT CONSULTANTS, INC.
                                   SPRING GROVE RESOURCE RECOVERY, INC.


                                   By: /s/ Stephen H. Moynihan
                                      ------------------------------------------
                                      Name: Stephen H. Moynihan
                                      Title: Senior Vice President


                                   GUARANTORS:

                                   CLEAN HARBORS OF BALTIMORE, INC.


                                   By: /s/ Stephen H. Moynihan
                                      ------------------------------------------
                                      Name: Stephen H. Moynihan
                                      Title: Senior Vice President

                                   AGENT AND LENDER:

                                   ABLECO FINANCE LLC

                                   By: /s/ Kevin P. Genda
                                      ------------------------------------------
                                      Name:  Kevin P. Genda
                                      Title: SVP

                                     LENDER:

                                     OAK HILL SECURITIES FUND, L.P.

                                     By: Oak Hill Securities GenPar, L.P., its
                                         general partner

                                     By: Oak Hill Securities MGP, Inc., its
                                         general partner


                                     By: /s/ William H. Bohmsack, Jr.
                                        ----------------------------------------
                                        Name:  William H. Bohmsack, Jr.
                                        Title: Vice President


                                     OAK HILL SECURITIES FUND II, L.P.

                                     By:  Oak Hill Securities GenPar II, L.P.,
                                          its general partner

                                     By:  Oak Hill Securities MGP II, Inc.,
                                          its general partner


                                     By: /s/ William H. Bohmsack, Jr.
                                        ----------------------------------------
                                        Name:  William H. Bohmsack, Jr.
                                        Title: Vice President

                                     LERNER ENTERPRISES, L.P.:

                                     By: Oak Hill Asset Management, Inc., as
                                         advisor and attorney-in-fact to Lerner
                                         Enterprises, L.P.


                                     By: /s/ William H. Bohmsack, Jr.
                                        ----------------------------------------
                                        Name:  William H. Bohmsack, Jr.
                                        Title: Vice President

                                     P&PK FAMILY LTD. PARTNERSHIP:

                                     By: Oak Hill Asset Management, Inc., as
                                         advisor advisor and attorney-in-fact
                                         to P&PK Family Ltd. Partnership


                                     By: /s/ William H. Bohmsack, Jr.
                                        ----------------------------------------
                                        Name:  William H. Bohmsack, Jr.
                                        Title: Vice President

                                     CARDINAL INVESTMENT PARTNERS I, L.P.:


                                     By: Oak Hill Advisors, L.P., as advisor
                                         and attorney-in-fact to Cardinal
                                         Investment Partners I, L.P.

                                     By: Oak Hill Advisors MGP, Inc., its
                                         general partner


                                     By: /s/ William H. Bohmsack, Jr.
                                        ----------------------------------------
                                        Name:  William H. Bohmsack, Jr.
                                        Title: Managing Director